UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TRANSDIGM GROUP INCORPORATED

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TRANSDIGM GROUP INCORPORATED

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of TransDigm Group Incorporated:

A Special Meeting of Stockholders of TransDigm Group Incorporated, a Delaware corporation (the “Company”), will be held at 1301 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on July 29, 2008, at 10:00 a.m., local time, for the purpose of approving an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 1,500,000 to 4,119,668.

Only stockholders of record at the close of business on June 3, 2008 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting. It is very important that you be represented at the Special Meeting regardless of the number of shares of common stock you own or whether you are able to attend the meeting in person. Stockholders are urged to complete, date and sign the enclosed proxy today and return it in the enclosed envelope, even if you plan to attend the Special Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

By order of the Board of Directors,

GREGORY RUFUS
Secretary

Dated: June 6, 2008

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 29, 2008

The Proxy Statement and Proxy Card are available at

http://www.transdigm.com/phoenix.zhtml?c=196053&p=irol-irhome.

TRANSDIGM GROUP INCORPORATED

PROXY STATEMENT

Our Board of Directors is sending you this proxy statement to ask for your vote as a stockholder of TransDigm Group Incorporated. The proxy is solicited for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 1301 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on July 29, 2008, at 10:00 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy on or about June 6, 2008. TransDigm Group Incorporated is referred to herein as “TD Group” or the “Company.”

ABOUT THE MEETING

What Is the Purpose of the Special Meeting?

The Special Meeting is being held to consider the approval of an amendment to the Company’s 2006 Stock Incentive Plan (the “Plan”). The amendment will increase the aggregate number of shares reserved for and available for delivery in connection with awards under the Plan from 2,619,668 to 4,119,668.

Who Is Entitled to Vote?

Only stockholders of record at the close of business on the record date, June 3, 2008, are entitled to receive notice of and to vote the shares of common stock that they held on the record date at the Special Meeting, or any postponement or adjournment thereof. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on. As of the record date, the Company had outstanding 48,296,949 shares of common stock.

Who Can Attend the Meeting?

Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear in the Company’s records, and you will need to bring a copy of your brokerage statement reflecting your ownership of shares of common stock as of the record date.

When and Where Is the Meeting?

The meeting will be held at 1301 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on July 29, 2008, at 10:00 a.m., local time.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of TD Group’s Board of Directors. TD Group will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, regular employees of TD Group and its subsidiaries may solicit proxies in person, by telephone or by facsimile. Those employees will not receive any additional compensation for their participation in the solicitation. In addition, the Company has retained Georgeson Inc. at an estimated cost of $10,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

How do I vote by proxy?

Whether or not you plan to attend the Special Meeting, TD Group urges you to complete, sign and date the enclosed proxy form and to return it in the envelope provided. Returning the proxy form will not affect your right to attend the Special Meeting.

If you properly complete your proxy form and send it to TD Group in time to vote, your proxy (one of the individuals named in the proxy form) will vote your shares as you have directed. If any other matter is presented, your proxy will vote in accordance with his best judgment.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised by giving written notice to TD Group at its principal executive offices located at 1301 East Ninth Street, Suite 3710, Cleveland, Ohio 44114, attention: Secretary, or by giving notice to TD Group in open meeting. It is important to note that your presence at the Special Meeting, without any further action on your part, will not revoke your previously granted proxy.

What constitutes a quorum?

The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of shares of common stock outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxies received by TD Group marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to approve each proposal assuming that a quorum is present at the Special Meeting?

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval of the proposal. If you abstain from voting on this proposal it will have the same effect as a vote “against” this proposal. Broker non-votes will not be treated as voting on the proposal and, therefore, will not count for or against this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock of TD Group as of May 19, 2008, by (i) each beneficial owner of more than five percent of the outstanding common stock of TD Group (based on information filed with the Securities and Exchange Commission (the “SEC”)), (ii) each director and named executive officer of TD Group and (iii) all such directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares outstanding used in calculating the percentage of beneficial ownership for each person listed below includes the shares underlying options held by such persons that are exercisable within 60 days of May 19, 2008. Percentage of ownership is based on 48,175,311 shares of common stock of TD Group outstanding as of May 19, 2008. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them.

	Amount and Nature of Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Shares	Shares Subject to Options Currently Exercisable or Exercisable within 60 Days	Total Number of Shares	Percentage of Class
TD Group Holdings, LLC(3)	11,383,201	—	11,383,201	23.63%
Warburg Pincus Private Equity VIII, L.P.(3)(4)	11,383,201	—	11,383,201	23.63%
Tiger Global Management L.L.C.(5)	4,582,576	—	4,582,576	9.51%

Directors
David A. Barr(3)(6)	11,414,701	—	11,414,701	23.69%
Mervin Dunn(7)	263	—	263	*
Michael Graff(3)(8)	11,429,751	122,511	11,552,262	23.92%
Sean P. Hennessy(9)	2,788	—	2,788	*
W. Nicholas Howley(10)	6,640	1,348,863	1,355,503	2.74%
Douglas Peacock(11)	918	18,546	19,464	*
Dudley P. Sheffler(12)	921	—	921	*

Named Executive Officers
Robert S. Henderson	—	234,451	234,451	*
Raymond F. Laubenthal	—	425,335	425,335	*
Gregory Rufus	—	156,813	156,813	*
Bernt G. Iversen, II	—	130,606	130,606	*
Howard Skurka	—	4,365	4,365	*
All directors and executive officers as a group (17 persons)(13)	11,472,781	3,011,130	14,483,911	28.30%

*	less than 1%

(1)	Unless otherwise indicated, the address of each listed person is c/o TransDigm Group Incorporated, 1301 East Ninth Street, Suite 3710, Cleveland, Ohio 44114.

(2)	Includes shares of which the listed beneficial owner is deemed to have the right to acquire beneficial ownership under Rule 13d-3 under the Securities Exchange Act, as amended, including shares that the listed beneficial owner has the right to acquire within 60 days of May 19, 2008.

(3)

Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”) owns approximately 84.4% of the membership interests in TD Group Holdings, LLC. Warburg Pincus is also the managing member of TD Group Holdings, LLC and, as such, has voting and investment power over all shares of common stock of TD Group held by TD Group Holdings, LLC, including shares of common stock with respect to which Warburg Pincus does not have a pecuniary interest. The address of TD Group Holdings, LLC, Warburg Pincus, and Messrs. Barr and Graff is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017.

(4)	The number of shares of our common stock reflected in the table above as being beneficially owned by Warburg Pincus consists of shares of our common stock that are owned by TD Group Holdings, LLC. The sole general partner of Warburg Pincus is Warburg Pincus Partners, LLC, which is managed by Warburg Pincus & Co. Warburg Pincus LLC manages Warburg Pincus. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of Warburg Pincus & Co. and Co-Presidents and Managing Members of Warburg Pincus LLC. Each of these individuals disclaims beneficial ownership of the shares of common stock of TD Group that Warburg Pincus may be deemed to beneficially own except to the extent of any pecuniary interest therein. In addition, Warburg Pincus disclaims beneficial ownership of the shares of common stock owned by TD Group Holdings, LLC except to the extent of any pecuniary interest therein.

(5)	Number of shares held obtained from a Form 13F-HR filed by Tiger Global Management, L.L.C. with the Securities and Exchange Commission on May 15, 2008 with respect to its holdings as of March 31, 2008. Contact and related party/filing person information obtained from a Schedule 13G filed by Tiger Global Management, L.L.C., Tiger Global II, L.P., Tiger Global Performance, L.L.C., Tiger Global, Ltd. and Charles P. Coleman III with the Securities and Exchange Commission on July 5, 2007. Tiger Global Management, L.L.C. is the investment manager of Tiger Global II, L.P., Tiger Global, L.P. and Tiger Global, Ltd. Tiger Global Performance, L.L.C., the general partner of Tiger Global II, L.P. and Tiger Global Ltd., may be deemed to have sole power to vote and dispose of the shares held by Tiger Global II, L.P. and Tiger Global Ltd. Charles P. Coleman III is the managing member of Tiger Global Performance, L.L.C. and Tiger Global Management, L.L.C. and a director of Tiger Global Ltd. and may be deemed to have sole power to vote and dispose of the shares held by Tiger Global II, L.P. and Tiger Global, Ltd. The address of all of the persons named in the Schedule 13G is Tiger Global Management, L.L.C., 101 Park Avenue, New York, New York 10178.

(6)	Includes 132 shares of restricted stock, which are subject to forfeiture and vest in April 2009, 173 shares of restricted stock, which are subject to forfeiture and vest in one-half increments in April 2009 and 2010 and 263 shares of restricted stock, which are subject to forfeiture and vest in one-third increments in April 2009, 2010 and 2011. In addition, includes shares that may be deemed to be beneficially owned by Warburg Pincus. Mr. Barr is a general partner of Warburg Pincus & Co. and a managing director and member of Warburg Pincus LLC. All shares indicated as beneficially owned by Mr. Barr (other than 568 shares of restricted stock and 30,932 shares of stock that Mr. Barr holds in his personal capacity) are included because of his affiliation with Warburg Pincus, Warburg Pincus & Co. and Warburg Pincus LLC. Mr. Barr disclaims beneficial ownership of all shares that may be deemed to be beneficially owned by Warburg Pincus, Warburg Pincus & Co. and Warburg Pincus LLC except to the extent of any pecuniary interest therein.

(7)	Includes 263 shares of restricted stock, which are subject to forfeiture and vest in one-third increments in April 2009, 2010 and 2011.

(8)	Includes 132 shares of restricted stock, which are subject to forfeiture and vest in April 2009, 173 shares of restricted stock, which are subject to forfeiture and vest in one-half increments in April 2009 and 2010 and 263 shares of restricted stock, which are subject to forfeiture and vest in one-third increments in April 2009, 2010 and 2011. In addition, includes shares that may be deemed to be beneficially owned by Warburg Pincus. Mr. Graff is a general partner of Warburg Pincus & Co. and a managing director and member of Warburg Pincus LLC. All shares indicated as beneficially owned by Mr. Graff (other than 122,511 shares of common stock of TD Group that are subject to options, 568 shares of restricted stock and 45,982 shares of stock that Mr. Graff holds in his personal capacity or through trusts established for his family members) are included because of his affiliation with Warburg Pincus, Warburg Pincus & Co. and Warburg Pincus LLC. Mr. Graff disclaims beneficial ownership of all shares that may be deemed to be beneficially owned by Warburg Pincus, Warburg Pincus & Co., Warburg Pincus LLC or any trusts established for his family members except to the extent of any pecuniary interest therein.

(9)

Includes 132 shares of restricted stock, which are subject to forfeiture and vest in April 2009, 173 shares of restricted stock, which are subject to forfeiture and vest in one-half increments in April 2009 and 2010, and

263 shares of restricted stock, which are subject to forfeiture and vest in one-third increments in April 2009, 2010 and 2011. Mr. Hennessy’s address is c/o Sherwin Williams Company, 101 Prospect Avenue, N.W., Cleveland, Ohio 44115.

(10)	Includes options to purchase 162,810 shares that are held by Bratenahl Investments, Ltd. By virtue of his ownership interest in Bratenahl Investments, Ltd., Mr. Howley may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act, as amended) of the options that are owned by Bratenahl Investments, Ltd. Mr. Howley disclaims beneficial ownership of all options owned by Bratenahl Investments, Ltd. and reported herein as beneficially owned except to the extent of any pecuniary interest therein. Also includes 6,640 shares held by The Howley Family Foundation, a charitable foundation, of which Mr. Howley is a co-trustee. By virtue of his position as a co-trustee of The Howley Foundation, Mr. Howley may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act, as amended) of the shares that are owned by The Howley Family Foundation. Mr. Howley disclaims beneficial ownership of all shares owned by The Howley Family Foundation and reported herein as beneficially owned.

(11)	Includes 132 shares of restricted stock, which are subject to forfeiture and vest in April 2009, 173 shares of restricted stock, which are subject to forfeiture and vest in one-half increments in April 2009 and 2010 and 263 shares of restricted stock, which are subject to forfeiture and vest in one-third increments in April 2009, 2010 and 2011.

(12)	Includes 173 shares of restricted stock, which are subject to forfeiture and vest in one-half increments in April 2009 and 2010 and 263 shares of restricted stock, which are subject to forfeiture and vest in one-third increments in April 2009, 2010 and 2011.

(13)	Includes all shares of common stock of TD Group that may be deemed to be beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act, as amended) by directors and executive officers, including shares subject to options exercisable within 60 days of May 19, 2008. Also includes (i) shares of common stock of TD Group that Messrs. Barr and Graff may be deemed to beneficially own by virtue of their affiliation with Warburg Pincus, Warburg Pincus & Co. and Warburg Pincus LLC (see footnotes (3), (4), (6) and (8) above) and (ii) 169,450 shares of common stock of TD Group (or options to purchase shares of common stock), which Mr. Howley may be deemed to beneficially own by virtue of his ownership interest in and control of Bratenahl Investments, Ltd. and by virtue of his position as a trustee of The Howley Family Foundation (see footnote (10) above).

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

The compensation of the Company’s executive officers is currently determined by the Compensation Committee of the Board. Currently the Compensation Committee is comprised of Mervin Dunn, Sean Hennessy and Dudley Sheffler. The Company ceased being a “controlled company” under the New York Stock Exchange rules in May 2007 and was subject to transition rules thereafter regarding the Compensation Committee’s composition. The Compensation Committee was required to be comprised entirely of independent board members by May 2008. Accordingly, Mr. Sheffler filled a vacancy in the Compensation Committee in April 2007, Mr. Hennessey replaced Kevin Kruse on the Compensation Committee in July 2007, and Mr. Dunn replaced David Barr on the Compensation Committee in April 2008. Salary decisions impacting fiscal year 2007 were made by Messrs. Kruse and Barr. Bonus decisions were made by Messrs. Hennessy, Barr and Sheffler.

Objectives of the Executive Compensation Program

The primary objective of the Compensation Committee in determining executive compensation is to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and create a strong incentive to increase the Company’s equity value.

In light of the Compensation Committee’s objective, the Compensation Committee determines executive compensation consistent with a philosophy of compensating executive officers based on their responsibilities, the Company’s performance and the achievement of established annual goals. The primary components of the Company’s executive compensation program are (i) base salaries, (ii) discretionary bonuses, (iii) grants of stock options, including predominantly performance based options, and (iv) retirement and welfare benefits, although the executive compensation program is heavily weighted towards compensation through options with a performance component. Each of these components operates within an integrated total compensation program to ensure that executives are compensated equitably, both from an internal and external perspective. Each of these elements is discussed below.

TD Group was a privately held company until March of 2006. As a private equity portfolio company, management had an opportunity to earn a significant amount of compensation based on its equity ownership in the Company. The Committee believes this ownership mentality contributes significantly to incentivize and motivate management to create stockholder value. Because of this opportunity to realize a significant appreciation in the Company’s equity value, the Committee has historically provided, and intends to continue to provide, executive officers with a cash compensation package that compensates them below the median cash compensation in the marketplace based on the Committee’s knowledge of compensation practices within the industry and publicly available information. The Committee intends to continue to emphasize and reward this ownership mentality. To that end, the Compensation Committee has engaged Towers Perrin, a nationally recognized consulting firm, to assist the Compensation Committee with designing an equity-based incentive compensation program for management going forward. That program is described herein and motivates the amendment to the Plan for which the Company seeks stockholder approval in connection with the Special Meeting.

The Compensation Committee has overall responsibility for establishing, implementing, and monitoring the executive compensation program for executive officers and operating unit Presidents. Salary and target bonus amounts, as well as option awards, for all officers and operating unit Presidents other than Mr. Howley are recommended by Mr. Howley to the Compensation Committee for its approval. The Compensation Committee reviews Mr. Howley’s recommendations in light of each operating unit’s proposed budget and annual plan and each officer’s performance. The Compensation Committee determines Mr. Howley’s salary and bonus and approves option awards, if any, for Mr. Howley, without input from Mr. Howley with respect thereto. Individual performance, including the performance of the executive officer’s business unit, if applicable, market conditions and other factors are considered in determining compensation.

Elements of the Executive Compensation Program

Base Salary

The Company’s philosophy is to pay base salaries at a level less than similarly situated companies, preferring instead to compensate officers through increased equity value. The base salaries and certain other annual compensation for the Company’s executive officers in fiscal 2007 were determined with reference to the experience of the officers, the Company’s past practice and the officers’ individual performance. Pursuant to their employment agreements, Messrs. Howley, Laubenthal and Rufus receive certain additional benefits described herein.

Towers Perrin did an initial assessment of the competitiveness of our President’s and Chief Financial Officer’s salaries in October 2006 compared to other companies with sales of $500 million. The Chief Executive Officer of the Company conferred with Towers Perrin in recommending to the Committee a salary range for Messrs. Laubenthal and Rufus in connection with their 2007 compensation. In light of Towers Perrin’s analysis, the Compensation Committee determined that, for calendar year 2007, the base salaries of Messrs. Laubenthal and Rufus should be $300,000 and $250,000 per year, respectively, and that the range for their 2007 bonuses should be increased as a percentage of salary. The total amount of potential cash compensation for Messrs. Laubenthal and Rufus remained below the median as determined by Towers Perrin.

The Committee also engaged Towers Perrin to perform a salary survey for executive officers, operating unit presidents and staff against a Company selected peer group, which was completed in mid-2007. The Committee considered the results of the salary survey in setting 2008 compensation.

In addition, consistent with the factors annually considered by the Committee, the Committee determined that, for calendar year 2007, the base salaries of Messrs. Howley, Henderson, Iversen and Skurka should be $525,000, $235,000 $172,000 and $183,000 per year, respectively.

Annual Incentives

The Committee bases annual discretionary bonuses upon the participants’ levels of responsibility and salary, overall corporate performance, performance of the division or subsidiary with which the officer is associated, and individual qualitative performances. Based on the Company’s relatively strong performance and management’s contribution to the Company’s growth including the integration of four businesses, the Compensation Committee determined that bonuses should be awarded to each executive in the amounts set forth in the following sentence. For the fiscal year ended September 30, 2007, Mr. Howley earned a bonus of $450,000 and Messrs. Laubenthal, Rufus, Henderson, Iversen and Skurka earned bonuses of $170,000, $140,000, $125,000, $75,000 and $80,000, respectively. Mr. Howley’s bonus was 87% of his salary. The bonuses for Messrs. Laubenthal, Rufus and Henderson, our executive-level officers, were in the range of 54% - 58% of their respective salaries. The bonuses for Messrs. Iversen and Skurka, division presidents, were in the range of 44% - 46% of their respective salaries.

In addition, under the terms of his retention agreement described below entered into in connection with the Company’s purchase of the assets of Skurka Engineering, Mr. Skurka received a performance bonus of $850,000 for the performance of Skurka Aerospace for the fiscal year 2007. Mr. Skurka’s bonus was set out in the retention agreement, with the maximum bonus being $850,000 if Skurka Aerospace had cumulative EBITDA for the three-year period ending September 30, 2007 equal to or greater than $20.2 million.

Deferred Compensation

TD Group adopted its management deferred compensation plan in December 2005, in part, in response to certain new requirements under Section 409A under the Internal Revenue Code of 1986 and the termination of its then-existing deferred compensation plan that was entered into in connection with the Company’s leveraged buyout. The Company’s management deferred compensation plan is for the benefit of employees who were granted new management options under the Company’s 2003 stock option plan. The plan provides that a participant’s deferred compensation account is fully distributable upon the earlier of December 31, 2008 or a Change in Control (as defined in the plan). If a participant’s employment terminates by reason of death or disability, by the employee with good reason, or if a participant’s employment is terminated by the Company without Cause (as defined in the plan), a pro rata portion of the deferred compensation account, based on a fraction equal to the number of days elapsed between January 1, 2006 and the termination date over 1,096 (representing the number of days during the period from January 1, 2006 through December 31, 2008) will be distributed. If a participant’s employment is terminated for Cause or by the participant without good reason, the entire amount of the deferred compensation attributable to such participant will be forfeited. Any amount distributable under the plan will be distributed no later than two and a half months following the end of the year in which the participant became entitled to the distribution. $6.2 million was allocated to the plan in December 2005, to be allocated on pro rata basis among the participants at the time of distribution. Initial amounts allocated to Messrs. Howley, Laubenthal, Rufus, Henderson, Iversen and Skurka in December 2005 were $1,919,139, $980,082, $293,295, $390,938, $140,460 and $22,144, respectively. Amounts credited to the plan do not earn interest or other earnings. Amounts ultimately paid out will depend on prior payments to departing employees, forfeitures and the number of participants at the time of distribution.

In addition, the TransDigm Inc. Executive Retirement Savings Plan was established to permit a group of management or highly compensated employees to accumulate additional retirement income through a nonqualified deferred compensation plan. A determination is made annually to determine the employees who are eligible to participate in the executive retirement savings plan. The executive retirement savings plan is a “top hat” plan exempt from certain ERISA requirements. A participant in the executive retirement savings plan may (i) make elective deferrals in addition to or in lieu of deferrals the participant may have otherwise made under the applicable 401(k) plan, and (ii) receive an allocation of any discretionary amount contributed to the executive retirement savings plan by TransDigm Inc. Deferrals may be made from a participant’s salary, bonus or a combination thereof. Deferrals may not be made on any other compensation that a participant may earn. Deferrals, which are irrevocable, must be made no later than the last day of the year preceding the one in respect of which the deferrals will be made. TransDigm Inc. did not make any contributions to the executive retirement savings plan in fiscal 2007 and none of the executive officers are currently participating in the plan by making elective deferrals.

Equity Based Incentives

It is the Compensation Committee’s goal that the largest portion of management’s potential earnings come from growth in the Company’s equity value. All of the Company’s executive officers have historically been eligible to receive options to purchase common stock of the Company pursuant to the Company’s 2003 stock option plan and are eligible to receive options to purchase common stock of the Company pursuant to the Plan. The Company believes that stock option grants are a valuable motivating tool and provide a long-term incentive to management. Stock option grants reinforce the long-term goal of increasing stockholder value by providing the proper nexus between the interests of management and the interests of the Company’s stockholders. For more information regarding the options granted in fiscal 2007 and the aggregate options held by the named executive officers, please refer to the charts on pages 11 and 12.

At the time of the Company’s leveraged buyout in 2003, management received significant grants of options, in addition to each individual’s equity investment in the Company. The vast majority of those options vest according to annual and cumulative performance targets based on the Company’s EBITDA as defined in the Company’s Credit Agreement, or EBITDA As Defined, and the achievement by its initial stockholders of a specified internal rate of return. In light of these significant grants in 2003, the Compensation Committee does not typically make annual grants of options to executive officers. Rather, it has historically granted additional options in connection with hirings, promotions and the assumption of increased responsibilities.

We have been owned by private equity sponsors since our inception in 1993. The Company’s philosophy regarding compensation has been to compensate our executive officers and managers in a way that would motivate them and provide significant long-term incentive to create stockholder value. Substantially all of the options issued under the 2003 stock option plan are scheduled to vest at the end of fiscal 2008 if specified performance targets are met. The Committee’s current intention is to develop a new model, in a public equity context, to match the highly successful model that has been in place during the Company’s past ownership by private equity sponsors

Accordingly, in April 2008, the Board of Directors adopted the amendment to the Plan being proposed to the stockholders herein and the equity incentive program further described in this proxy statement. It is our intention that 3,800,000 of the shares available for issuance under the Plan will be used for option grants to our executive officers and management under this equity incentive program. Approximately 70% - 75% of those grants will be made before or during the first quarter of fiscal 2009 and will vest over five years. Twenty percent of the options will vest based on the passage of time and 80% of the options will vest based on performance criteria—with half of those vesting based on market-based performance criteria and half vesting based on operational-based performance criteria. The market performance criteria will require our stock price to grow at a rate of 20% per year in value in order to fully vest. The operational performance criteria requires achievement of EBITDA As Defined and net debt targets calculated on a per share basis established at the time of the award to support a 20% per year growth in value. We believe that this unique equity compensation model will incentivize our management—but our management will only be significantly rewarded if our business grows and our stockholders also achieve significant returns.

In addition to the heavy reliance on performance vesting in our new equity incentive program, we also retained the concept from the private equity market that management should be required to maintain a significant investment in the Company. Therefore, during their employment, a majority of our existing optionholders will be required to maintain ownership of a minimum value of their current option holdings granted under the Company’s 2003 stock option plan or an after tax equivalent if options are exercised and held as common stock. The aggregate minimum value of current option holdings we expect that optionholders will be required to retain is approximately $35 million, calculated at $40 per share less the applicable exercise price. The ultimate value required to be retained will be fixed based on a deemed value equal to the average price for the last 20 trading days of fiscal 2008. In addition, during their employment, all of our optionholders will be required to maintain ownership of at least 30% of new vested awards, either as options or as common stock.

Perquisites

In 2007, the executive officers named in the Summary Compensation Table received certain perquisites. These items are more fully discussed in the Summary Compensation Table.

Employment Agreements

The Company entered into an employment agreement with Mr. Howley in connection with the leveraged buyout of the Company in 2003, and was negotiated on behalf of the Company by its private equity investor. That agreement was set to expire in July 2008 and the Company and Mr. Howley entered into a new five-year employment agreement in May 2008. Prior to our initial public offering, in November 2005, the Company entered into employment agreements similar to Mr. Howley’s employment agreement with Messrs. Laubenthal and Rufus to ensure their continuity with the Company. For a description of the employment agreements, see “Employment Agreements” below.

Severance

The Company does not have a policy with respect to severance of executive officers terminated without cause. Messrs. Howley, Rufus and Laubenthal have severance provisions in their employment agreements, as described below. The Company would expect that to the extent any severance arrangement is entered into with respect to any executive officer, the Company and executive would enter into a severance agreement and release.

Summary Compensation Table

The following information is set forth with respect to the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers, each of whom was serving as an executive officer at September 30, 2007 (the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
W. Nicholas Howley,	2007	518,750	450,000	142,705	—	—	292,758	1,404,213
Chairman and Chief Executive Officer

Gregory Rufus,	2007	245,750	140,000	120,926	—	—	33,289	539,965
Executive Vice President, Chief Financial Officer and Secretary

Raymond F. Laubenthal,	2007	295,000	170,000	132,994	—	—	32,378	630,372
President and Chief Operating Officer

Robert S. Henderson,	2007	230,000	125,000	126,243	—	—	29,881	511,124
Executive Vice President and President, Adel Wiggins

Bernt G. Iversen, II,	2007	166,030	75,000	293,557	—	—	14,664	549,251
President, Champion Aerospace LLC

Howard Skurka,	2007	180,625	80,000	21,021	850,000	—	11,409	1,143,055
President, Skurka Aerospace, Inc.(3)

(1)	Includes the amounts recognized as expense by the Company in fiscal 2007 with respect to option awards issued in 2007 and prior years in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 15 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended September 30, 2007, filed with the SEC on November 21, 2007.

(2)	Amounts shown for Mr. Howley include the incremental cost to us relating to personal use by Mr. Howley of the corporate aircraft in the amount of $220,661. During a portion of the year we owned and operated an aircraft, and we currently have a contract for aircraft services, to facilitate business travel of senior executives in as safe a manner as possible and with the best use of their time. Incremental cost for the period we used our owned-aircraft was calculated based on variable operating costs, which include the following: repairs and maintenance, fuel, general aircraft expense, hanger fees and travel expenses for the flight crew. Fixed costs, such as flight crew salaries, aircraft insurance, training and depreciation are not included in the calculation of incremental cost since these expenses are incurred by us regardless of the personal use of the corporate aircraft by the executives. Incremental cost for the period in which we contracted for aircraft services from a third party is the amount billed to us by our service provider for the specific flight. In addition, reflects $13,754 in 401(k) contributions by the Company, $28,500 in fees related to planning and preparing Mr. Howley’s tax returns and managing his financial affairs, $9,250 in country club dues and $19,711 for an automobile for Mr. Howley’s use.

Amounts for Mr. Rufus include: $13,317 in 401(k) contributions by the Company, $8,260 in country club dues and $10,830 for an automobile for Mr. Rufus’s use.

Amounts for Mr. Laubenthal include: $13,400 in 401(k) contributions by the Company, $4,809 in country club dues and $13,287 for an automobile for Mr. Laubenthal’s use.

Amounts for Mr. Henderson include $13,067 in 401(k) contributions by the Company, $6,496 in country club dues and $9,436 for an automobile for Mr. Henderson’s use.

Amounts for Mr. Iversen include $10,421 in 401(k) contributions by the Company and $3,257 for an automobile for Mr. Iversen’s use.

Amounts for Mr. Skurka include $10,530 in 401(k) contributions by the Company.

(3)	In connection with the Company’s acquisition of Aviation Technologies, Inc. in February 2007, the Company re-evaluated the manner in which it designates division or subsidiary presidents as executive officers of the Company and determined in April 2007 that Mr. Skurka would not be deemed to be an executive officer on a going forward basis. In addition, Mr. Skurka retired as President of Skurka Aerospace effective September 30, 2007. The non-equity incentive compensation of $850,000 was paid to Mr. Skurka pursuant to the Retention Agreement entered into with Mr. Skurka in connection with the Company’s purchase of the assets of Skurka Engineering on December 31, 2004 in consideration for services to be rendered in causing Skurka Aerospace to achieve certain specified performance goals.

Grants of Plan Based Awards in Last Fiscal Year

The following table sets forth information with respect to the awarding of options to purchase common shares to the named executive officers in 2007. None of the named executive officers was awarded any stock.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
		Threshold (#)	Target (#)(1)	Maximum (#)
W. Nicholas Howley	—	—	—	—	—	—	—

Gregory Rufus	12/01/2006	800	16,000	16,000	4,000	25.60	156,980

Raymond F. Laubenthal	—	—	—	—	—	—	—

Robert S. Henderson	12/01/2006	800	16,000	16,000	4,000	25.60	156,980

Bernt G. Iversen, II	—	—	—	—	—	—	—

Howard Skurka	—	—	—	—	—	—	—

(1)	The awards vest one-half based on the achievement of annual EBITDA targets for fiscal 2007 and 2008 and one-half based on the achievement of a cumulative EBITDA target for fiscal years 2004 through 2008. For each of Messrs. Rufus and Henderson, 3,109 of the 16,000 performance-based options granted in fiscal 2007 have already vested based on the achievement of 2007 annual EBITDA targets and 7,227 have vested based on the acceleration provisions contained in the 2003 option plan with respect to the achievement of a specified rate of return to the Company’s original investments.

(2)	Vests in one-third increments on December 1, 2006, the date of grant, and each of the first and second anniversaries thereof.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options as of September 30, 2007 with respect to the named executive officers. None of the named executive officers has been the recipient of any stock or other incentive plan award.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date
W. Nicholas Howley(3)	59,063	—	—	0.79	01/01/2010
	88,987	—	—	2.38	01/01/2010
	1,168,317	—	327,683	6.68	08/05/2013
	72,331	—	—	13.37	01/01/2010
	5,834	—	—	13.37	08/05/2013

Gregory Rufus	143,856	—	42,599	6.68	08/05/2013
	6,283	—	—	13.37	07/19/2012
	748	—	—	13.37	08/05/2013
	20,859	1,995	7,066	13.37	10/01/2015
	8,008	2,667	9,325	25.60	12/01/2016

Raymond F. Laubenthal	44,960	—	—	2.36	01/01/2010
	151,881	—	42,599	6.68	08/05/2013
	15,109	—	—	13.37	01/01/2010
	748	—	—	13.37	08/05/2013
	135,586	12,966	45,928	13.37	10/01/2015

Robert S. Henderson	59,070	—	—	2.34	01/01/2010
	151,881	—	42,599	6.68	08/05/2013
	12,491	—	—	13.37	01/01/2010
	748	—	—	13.37	08/05/2013
	20,859	1,995	7,066	13.37	10/01/2015
	8,008	2,667	9,325	25.60	12/01/2016

Bernt G. Iversen, II	7,078	—	—	0.45	01/01/2010
	70,099	—	19,661	6.68	08/05/2013
	5,310	—	—	13.37	01/01/2010
	299	—	—	13.37	08/05/2013
	55,301	6,667	38,032	22.21	06/15/2016

Howard Skurka	30,117	4,488	20,228	8.52	12/31/2014

(1)	Option grants for Messrs. Rufus, Laubenthal, Henderson and Iversen vest in one-third increments on the date of grant and each of the following two anniversaries. Option grant for Mr. Skurka vests in one-fourth increments on the date of grant and each of the following three anniversaries.

(2)	Vests based on the achievement of annual and cumulative EBITDA targets, with accelerated vesting based on the achievement of a specified net rate of return to the Company’s original investors upon a sale of stock by such investors.

(3)

The options reflected for Mr. Howley reflect 59,063 options currently exercisable at a price of $0.79, 116,832 options currently exercisable at a price of $6.68, 11,220 options currently exercisable at a price of $13.37, 598 options currently exercisable at a price of $13.37 and 32,768 options that are unearned, in each case owned by Bratenahl Investments, Ltd. By virtue of his ownership interest in Bratenahl Investments, Ltd., Mr. Howley may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act, as amended) of the options that are owned by Bratenahl Investments, Ltd. However, Mr. Howley disclaims beneficial ownership of all options owned by Bratenahl Investments, Ltd. and reported herein as beneficially owned except to the extent of any pecuniary interest therein.

Option Exercises and Stock Vested in 2007 and 2007 Realized Values

The following table sets forth information with respect to the number of shares acquired by the named executive officers upon exercise of options and the value realized through such exercise during fiscal 2007. None of the named executive officers had any stock awards outstanding during the fiscal year.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
W. Nicholas Howley	947,049	31,341,143
Gregory Rufus	123,658	3,944,423
Raymond F. Laubenthal	225,000	7,400,250
Robert S. Henderson	165,842	5,457,860
Bernt G. Iversen, II	83,406	2,905,055
Howard Skurka	34,927	857,697

Nonqualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified, for each of the named executive officers.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
W. Nicholas Howley	—	—	—	—	1,164,263
Gregory Rufus	—	—	—	—	177,930
Raymond F. Laubenthal	—	—	—	—	594,576
Robert S. Henderson	—	—	—	—	237,166
Bernt G. Iversen, II	—	—	—	—	85,212
Howard Skurka	—	—	—	—	13,434

Potential Payments Upon Termination or Change in Control

The Company does not have a severance policy for the named executives, with the exception of Messrs. Howley, Laubenthal and Rufus, whose severance is governed by their employment agreements.

Pursuant to the terms of his employment agreement, if Mr. Howley is terminated for cause (as defined in his agreement and described under “Employment Agreements” below), he will receive only any unpaid but accrued base salary and benefits. As of September 30, 2007, Mr. Howley had no unpaid and accrued salary and benefits. If Mr. Howley is terminated for death or disability (as defined in his agreement and described under “Employment Agreements” below) or without cause by the Company or voluntarily resigns for good reason (as defined in the agreement and described under “Employment Agreements” below), his salary will continue for two years and he will receive the two times the greater of (a) all bonuses paid or payable to Mr. Howley for the fiscal year ending immediately prior to the date of termination or (b) the target bonuses for the fiscal year in which the date of termination occurs, determined in accordance with the Company’s bonus program, if any. In addition, we will offer to Mr. Howley to continue his participation under the medical benefit plans sponsored by us in accordance with applicable law at a monthly cost to Mr. Howley that is not greater than the monthly cost that Mr. Howley is charged for coverage as of the date of termination. Thus, if Mr. Howley had died, become disabled, had been terminated by the Company without cause or had resigned his employment for good reason on September 30, 2007, he would have received under the terms of his current employment agreement (which was not in effect on September 30, 2007) approximately $1,869,397 in base salary, bonus and benefits.

Pursuant to the terms of their respective employment agreements, if Mr. Laubenthal or Rufus is terminated for cause (as defined in the applicable agreement and described under “Employment Agreements” below), he will receive only any unpaid but accrued base salary and benefits. As of September 30, 2007, neither Mr. Laubenthal nor Mr. Rufus had unpaid any accrued base salary or benefits. If Mr. Laubenthal or Mr. Rufus is terminated for death or disability (as defined in each agreement and described under “Employment Agreements” below) or without cause by the Company or voluntarily resigns for good reason (as defined in each agreement and described under “Employment Agreements” below), his salary will continue for 12 months and he will receive the bonus he would have otherwise received. In addition, for such 12-month period, the Company will continue his car allowance and club membership and will continue to provide him and his dependents with medical insurance coverage. Thus, if Mr. Laubenthal had died, become disabled, had been terminated by the Company without cause or had resigned his employment for good reason on September 30, 2007, he would have received approximately $480,683 in base salary, bonus and benefits and if Mr. Rufus had died, become disabled, had been terminated by the Company without cause or had resigned his employment for good reason on September 30, 2007, he would have received approximately $401,310 in base salary, bonus and benefits.

Assuming the original investors who purchased the Company in 2003 had achieved an annualized net rate of return in excess of 25% on their original investment, all performance vested options under our 2003 stock option plan would vest on a change in control. As defined in the 2003 stock option plan, a change in control means a change in ownership or control of the Company effected through a transaction or series of transactions (other than a registered public offering) whereby any person or related group of persons (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, Warburg Pincus Private Equity VIII, L.P. or its permitted assignees or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or Warburg Pincus Private Equity VIII, L.P. or its permitted assignee) directly or indirectly acquires beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition. If a change in control occurred on September 30, 2007, Messrs. Howley, Laubenthal, Rufus, Henderson, Iversen and Skurka would have had options vest valued at $12,789,467, $3,147,950, $2,078,679, $2,078,679, $1,661,121 and $752,279, respectively, based on the closing price of the Company’s stock of $45.71 on September 28, 2007.

Under our 2005 deferred compensation plan, the full amount of a participant’s account is due upon a change in control. If a change in control (as defined in the plan to be the same definition described in the immediately preceding paragraph) had occurred on September 30, 2007, Messrs. Howley, Laubenthal, Rufus, Henderson, Iversen and Skurka would have been entitled to receive $2,000,051, $1,021,402, $305,661, $407,420, $146,382 and $23,078, respectively. Upon a participant’s death; disability (defined as a participant’s absence from employment with the Company due to his inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months or a medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, and for which the participant is receiving income replacement benefits for a period of at least three months under an accident and health plan covering the Company’s employees); termination for good reason (defined as an employee’s voluntary termination of employment from the Company as a result of a material diminution in the employee’s title, duties, or responsibilities, without his consent, a reduction in the employee’s aggregate cash compensation (including bonus opportunities), benefits or perquisites, without his consent or the

Company requiring the employee, without his consent, to relocate his primary place of employment to a location that is 30 miles from the employee’s primary work location as of the effective date of the plan) or termination without cause (for those executives without employment agreements, “cause” is defined as the repeated failure by the executive, after written notice from the Board, substantially to perform his material duties and responsibilities as an officer or employee or director of the Company or any of its subsidiaries [other than any such failure resulting from incapacity due to reasonably documented physical or mental illness], or any willful misconduct by the executive that has the effect of materially injuring the business of the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries), the participant is entitled to receive a pro rata portion of his account based on the number of days elapsed from inception of the plan through the date of termination. If Mr. Howley, Laubenthal, Rufus, Henderson, Iversen or Skurka had been terminated for death, disability, good reason or without cause on September 30, 2007, he would have been entitled to receive $1,164,263, $594,576, $177,930, $237,166, $85,212 and $13,434, respectively. Upon a participant’s termination for cause, all account balances are forfeited.

In sum, had a change in control or termination for the various reasons set forth below occurred on September 30, 2007, the named executive officers would have been entitled to receive the following aggregate amounts:

	Change in Control ($)		Termination for Cause ($)	Termination Without Cause ($)(2)	Termination for Death/ Disability ($)(2)	Voluntary Termination for Good Reason ($)(2)	Voluntary Termination without Good Reason ($)
W. Nicholas Howley	16,658,915	(1)	—	3,033,660	3,033,660	3,033,660	—
Raymond F. Laubenthal	4,169,352		—	1,075,259	1,075,259	1,075,259	—
Gregory Rufus	2,384,340		—	579,240	579,240	579,240	—
Robert Henderson	2,486,099		—	237,166	237,166	237,166	—
Bernt G. Iversen, II	1,807,503		—	85,212	85,212	85,212	—
Howard Skurka	775,357		—	13,434	13,434	13,434	—

(1)	Mr. Howley would receive salary, bonus and medical benefit continuation in the event of a change in control only if it was coupled with an adverse change in Mr. Howley’s title, position, duties, responsibilities, cash compensation or benefits and a voluntary termination by Mr. Howley. The definition of change in control for purposes of our 2003 stock option plan and 2005 deferred compensation plan, as described above, and the definition of change in control for purposes of Mr. Howley’s employment agreement, as described below, are different.

(2)	Amounts were calculated based on 2007 salary and bonus paid with respect to fiscal 2006. A different salary or bonus rate might be applied by the Compensation Committee if Mr. Rufus or Mr. Laubenthal were actually terminated on September 30, 2007. Amounts for Messrs. Rufus’s and Laubenthal’s car allowance and country club dues were based on actual amounts paid in fiscal 2007, but actual amounts paid upon a termination could differ.

Employment Agreements

Employment Agreement with W. Nicholas Howley, Chief Executive Officer

In connection with the acquisition of the Company by Warburg Pincus, on June 6, 2003, W. Nicholas Howley entered into an employment agreement with TransDigm Inc. to serve as President, Chief Executive Officer and Chairman of the Board of Directors of TransDigm Inc. That employment agreement was to expire on July 23, 2008, and Mr. Howley and the Company entered into a new employment agreement to serve as Chief Executive Officer and Chairman of the Board of the Company, replacing the 2003 agreement, in May 2008 (effective April 25, 2008, the date the Board substantively approved the agreement). Effective as of October 1, 2005, Mr. Howley ceased serving as the President of the Company, but continues to serve as the Chief Executive Officer and Chairman of the Board of Directors of the Company.

Unless earlier terminated by us or Mr. Howley, the initial term of Mr. Howley’s employment agreement expires on April 25, 2013 (subject to modification of the term of the amendment to the Plan is not approved, as described below). However, unless we or Mr. Howley elect not to renew the initial term, upon the expiration of the initial term, Mr. Howley’s employment agreement will automatically be extended for an additional one-year period. Under the terms of the employment agreement, Mr. Howley is entitled to receive an annual base salary of no less than $550,000, which annual base salary is subject to annual review. In addition, under the terms of his employment agreement, Mr. Howley is entitled to participate in our annual cash bonus plan, our non-qualified deferred compensation plan, our stock option plan and the other employee benefit plans, programs and arrangements that we may maintain from time to time for our senior officers.

In addition, Mr. Howley’s employment agreement provides that within 60 days following stockholder approval of the Plan amendment described in this Proxy Statement, the Company shall grant Mr. Howley options to purchase 800,000 shares of Company common stock in accordance with the equity incentive program described in this Proxy Statement. If the stockholders do not approve the Plan amendment contemplated hereby, then the initial term of Mr. Howley’s employment agreement will expire on April 25, 2009.

Under the terms of his employment agreement, Mr. Howley is also entitled to certain perquisites, including an annual automobile allowance, the payment by us of certain membership fees in respect of one country club of Mr. Howley’s choice and the payment by us of certain reasonable expenses incurred by Mr. Howley in planning and preparing his tax returns and managing his financial affairs, provided that such reasonable expenses do not exceed $33,500 per year. In addition, Mr. Howley is entitled to use an aircraft used by the Company for personal use up to 12 times per year, so long as such use does not interfere with Company use. Mr. Howley will have imputed income with respect to such use at the Standard Industry Fare Level (SIFL) rate, as published by the Internal Revenue Code.

Mr. Howley’s employment agreement provides that if he is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by us. In addition, if Mr. Howley’s employment is terminated:

•

without cause (where “cause” is defined as the repeated failure by Mr. Howley, after written notice from the Board, substantially to perform his material duties and responsibilities as an officer or employee or director of the Company or any of its subsidiaries [other than any such failure resulting from incapacity due to reasonably documented physical or mental illness], or any willful misconduct by Mr. Howley that has the effect of materially injuring the business of the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries or Mr. Howley’s conviction of or pleading “guilty” or “no contest” to, a felony that is or could reasonably be expected to result in material harm to the Company or any of its subsidiaries),

•	if Mr. Howley terminates his employment for certain enumerated good reasons, which include:

•	a material diminution in Mr. Howley’s title, duties or responsibilities, without his prior written consent,

•	a reduction of Mr. Howley’s annual base salary or annual bonus opportunities, without his prior written consent,

•	Mr. Howley is not re-elected to the Board of Directors,

•	the Company requires Mr. Howley, without his prior written consent, to be based at any office or location that requires a relocation greater than 30 miles from Cleveland, Ohio,

•	any material breach of the employment agreement by the Company, or

•

there is a change in Mr. Howley’s title, position, duties, or responsibilities (including reporting responsibilities) which does not represent a promotion from the title, position, duties or responsibilities provided in Mr. Howley’s employment agreement or Mr. Howley is assigned any duties or responsibilities which are inconsistent with his title, duties, or responsibilities as provided under Mr. Howley’s employment agreement or there is a reduction in Mr. Howley’s aggregate cash compensation (including bonus opportunities), or a change in Mr. Howley’s benefits such that following such change, Mr. Howley’s benefits are not substantially comparable to those to which he was entitled prior to such change and such change occurred within one year following a change in control (as hereinafter defined) or such change occurred prior to a change in control at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or such change occurred otherwise in connection with, or in anticipation of, a change in control which has been threatened or proposed. As used in Mr. Howley’s employment agreement, “change in control” means (A) a change in ownership or control of the Company effected through a transaction or series of transactions (other than a public offering) including by way of merger, consolidation or otherwise, whereby any person or related group of persons directly or indirectly acquires beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition or (B) individuals who, as of April 25, 2008, were members of the Board of Directors of the Company (together with any successor director who was approved by two-thirds of such existing directors) cease to constitute 50% of the members of the Board of Directors or (C) the consummation of a complete liquidation or dissolution of the Company or (D) the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

•

in the event of Mr. Howley’s termination due to his death or disability (which is defined as the inability of Mr. Howley to perform his duties and responsibilities as an officer or employee of the Company or any of its subsidiaries on a full-time basis for more than six months within any 12-month period because of a physical, mental or emotional incapacity resulting from injury, sickness or disease), we will, pay Mr. Howley, in substantially equal installments over a 24-month period, an amount equal to two times Mr. Howley’s salary plus two times the greater of all of the bonuses paid or payable to Mr. Howley for the prior fiscal year (excluding any extraordinary bonus) or the target bonuses for the year in which Mr. Howley’s employment terminates, determined in accordance with the Company’s bonus program(s), if any. In addition, we will offer to Mr. Howley to continue his participation under the medical benefit plans sponsored by us in accordance with applicable law at a monthly cost to Mr. Howley that is not greater than the monthly cost that Mr. Howley is charged for coverage as of the date of termination. Finally, the employment agreement provides that Mr. Howley’s option agreement for the 800,000 options to be granted under the Plan upon approval of the amendment contemplated hereby will provide that if Mr. Howley’s employment terminates by reason of death, disability, termination without cause or termination for good reason, vesting of the options will continue after termination of employment as follows: if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2009 but prior to April 25, 2010, 20% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2010 but prior to April 25, 2011, 40% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2011 but prior to April 25, 2012, 60% of the remaining unvested options may continue to vest in accordance with their terms; if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2012 but prior to April 25, 2013, 80% of the remaining unvested options may continue to vest in accordance with their terms; and if Mr. Howley’s employment terminates for the aforementioned reasons on or after April 25, 2013, 100% of the remaining unvested options may continue to vest in accordance with their terms In each case, the remaining unvested options to vest will be spread ratably over the remaining performance vesting schedule and time vesting schedule.

During the term of Mr. Howley’s employment and following any termination of his employment, for a period of 24 months, Mr. Howley will be prohibited from engaging in any business that competes with any business of TransDigm Inc. or any entity owned by TransDigm Inc. and from rendering services to any person or entity designed to assist such person or entity to acquire a business that the Company has pursued or had demonstrable plans to pursue as an acquisition target within 24 months prior to Mr. Howley’s termination. In addition, during the term of his employment and for the two-year period following the termination of Mr. Howley’s employment for any reason, he will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, us during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with us. Under the terms of his employment agreement, Mr. Howley is also subject to certain confidentiality and non-disclosure obligations, and we have agreed, so long as Mr. Howley is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of ours or his serving or having served any other enterprise as a director, officer or employee at our request.

Employment Agreement with Raymond Laubenthal, President and Chief Operating Officer

On November 18, 2005, effective October 1, 2005, Raymond Laubenthal entered into an employment agreement with us to serve as President and Chief Operating Officer of the Company. Unless earlier terminated by us or Mr. Laubenthal, the initial term of Mr. Laubenthal’s employment agreement expires on October 1, 2010. However, unless we or Mr. Laubenthal elect not to renew the initial term, upon the expiration of the initial term, Mr. Laubenthal’s employment agreement will automatically be extended for an additional two year period. Under the terms of the employment agreement, Mr. Laubenthal is entitled to receive an annual base salary of no less than $280,000, which annual base salary is subject to annual review. In addition, under the terms of his employment agreement, Mr. Laubenthal is entitled to participate in our annual cash bonus plan, our non-qualified deferred compensation plan, our stock option plan and the other employee benefit plans, programs and arrangements that we may maintain from time to time for our senior officers. Under the terms of his employment agreement, Mr. Laubenthal is also entitled to certain perquisites, including an annual automobile allowance and the payment by us of certain membership fees in respect of one country club of Mr. Laubenthal’s choice.

Mr. Laubenthal’s employment agreement provides that if he is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by us. In addition, if Mr. Laubenthal’s employment is terminated:

•

without cause (where “cause” is defined as the repeated failure by Mr. Laubenthal, after written notice from the Board, substantially to perform his material duties and responsibilities as an officer or employee or director of the Company or any of its subsidiaries [other than any such failure resulting from incapacity due to reasonably documented physical or mental illness], or any willful misconduct by Mr. Laubenthal that has the effect of materially injuring the business of the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries),

•	if Mr. Laubenthal terminates his employment for certain enumerated good reasons (which include:

•	a material diminution in Mr. Laubenthal’s title, duties or responsibilities, without his prior written consent,

•	a reduction of Mr. Laubenthal’s aggregate cash compensation (including bonus opportunities), benefits or perquisites, without his prior written consent,

•	the Company requires Mr. Laubenthal, without his prior written consent, to be based at any office or location that requires a relocation greater than 30 miles from Cleveland, Ohio, or

•	any material breach of this Agreement by the Company), or

•	in the event of Mr. Laubenthal’s termination due to his death or disability (which is defined as Mr. Laubenthal’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months or a medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, and for which Mr. Laubenthal is receiving income replacement benefits for a period of at least three months under an accident and health plan covering the Company’s employees), we will, in addition to the amounts described in the preceding sentence, for a period of twelve months, (i) continue Mr. Laubenthal’s salary and pay the cash bonus he would have been entitled to receive had he continued his employment, (ii) continue to provide Mr. Laubenthal with certain perquisites he was receiving immediately prior to his termination and (iii) continue his (and his then eligible dependents) participation under the medical benefit plans sponsored by us.

During the term of Mr. Laubenthal’s employment and following any termination of his employment, for a period of 12 months in the case of a termination without cause or for enumerated good reasons, or 24 months in the event of his voluntary termination without enumerated good reasons or termination for cause, Mr. Laubenthal will be prohibited from engaging in any business that competes with any business of the Company or any entity owned by TransDigm Inc. In addition, during the term of his employment and for the two-year period following the termination of Mr. Laubenthal’s employment for any reason, he will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, us during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with us. Under the terms of his employment agreement, Mr. Laubenthal is also subject to certain confidentiality and non-disclosure obligations, and we have agreed, so long as Mr. Laubenthal is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of ours or his serving or having served any other enterprise as a director, officer or employee at our request.

Employment Agreement with Gregory Rufus, Executive Vice President, Chief Financial Officer and Secretary

On November 18, 2005, effective October 1, 2005, Gregory Rufus entered into an employment agreement with us to serve as Executive Vice President and Chief Financial Officer of the Company. Unless earlier terminated by us or Mr. Rufus, the initial term of Mr. Rufus’s employment agreement expires on October 1, 2010. However, unless we or Mr. Rufus elect not to renew the initial term, upon the expiration of the initial term, Mr. Rufus’s employment agreement will automatically be extended for an additional two year period. Under the terms of the employment agreement, Mr. Rufus is entitled to receive an annual base salary of no less than $233,000, which annual base salary is subject to annual review. In addition, under the terms of his employment agreement, Mr. Rufus is entitled to participate in our annual cash bonus plan, our non-qualified deferred compensation plan, our stock option plans and the other employee benefit plans, programs and arrangements that we may maintain from time to time for our senior officers. Under the terms of his employment agreement, Mr. Rufus is also entitled to certain perquisites, including an annual automobile allowance and the payment by us of certain membership fees in respect of one country club of Mr. Rufus’s choice.

Mr. Rufus’s employment agreement provides that if he is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by us. In addition, if Mr. Rufus’s employment is terminated:

•

without cause (where “cause” is defined as the repeated failure by Mr. Rufus, after written notice from the Board, substantially to perform his material duties and responsibilities as an officer or employee or director of the Company or any of its subsidiaries [other than any such failure resulting from incapacity due to reasonably documented physical or mental illness], or any willful misconduct by Mr. Rufus that has the effect of materially injuring the business of the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries),

•	if Mr. Rufus terminates his employment for certain enumerated good reasons (which include:

•	a material diminution in Mr. Rufus’s title, duties or responsibilities, without his prior written consent,

•	a reduction of Mr. Rufus’s aggregate cash compensation (including bonus opportunities), benefits or perquisites, without his prior written consent,

•	the Company requires Mr. Rufus, without his prior written consent, to be based at any office or location that requires a relocation greater than 30 miles from Cleveland, Ohio, or

•	any material breach of this Agreement by the Company), or

•

in the event of Mr. Rufus’s termination due to his death or disability (which is defined as Mr. Rufus’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months or a medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, and for which Mr. Rufus is receiving income replacement benefits for a period of at least three months under an accident and health plan covering the Company’s employees), we will, in addition to the amounts described in the preceding sentence, for a period of 12 months, (i) continue Mr. Rufus’s salary and pay the cash bonus he would have been entitled to receive had he continued his employment, (ii) continue to provide Mr. Rufus with certain perquisites he was receiving immediately prior to his termination and (iii) continue his (and his then eligible dependents) participation under the medical benefit plans sponsored by us.

During the term of Mr. Rufus’s employment and following any termination of his employment, for a period of 12 months in the case of a termination without cause or for enumerated good reasons, or 24 months in the event of his voluntary termination without enumerated good reasons or termination for cause, Mr. Rufus will be prohibited from engaging in any business that competes with any business of TransDigm Inc. or any entity owned by TransDigm Inc. In addition, during the term of his employment and for the two-year period following the termination of Mr. Rufus’s employment for any reason, he will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, us during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with us. Under the terms of his employment agreement, Mr. Rufus is also subject to certain confidentiality and non-disclosure obligations, and we have agreed, so long as Mr. Rufus is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of ours or his serving or having served any other enterprise as a director, officer or employee at our request.

Retention Agreement with Howard Skurka, President of Skurka Aerospace Inc.

On December 31, 2004, Mr. Skurka entered into a retention agreement with TransDigm. Mr. Skurka’s retention agreement provided that he would serve as the President of Skurka Aerospace. Under the terms of the retention agreement, Mr. Skurka was entitled to receive an annual base salary of no less than $165,000. In addition, under the terms of his retention agreement, Mr. Skurka was awarded options to purchase 600 shares of common stock of TransDigm Group at an exercise price equal to $8.52 per share (adjusted for our stock split on March 14, 2006), representing the fair market value of a share of common stock of TransDigm Group as of the date of grant. Under the terms of his retention agreement, Mr. Skurka was also (i) eligible for an annual discretionary bonus based on his performance, the performance of Skurka and other factors taken into account by the Board of Directors of TransDigm Inc., with the target amount of each annual bonus to be $55,000 and (ii) entitled to health coverage, vacation and other benefits commensurate with his position and consistent with our policies.

Under the terms of his retention agreement, Mr. Skurka was also eligible for annual non-discretionary performance bonuses in an aggregate amount of up to $1,450,000 based upon certain minimum EBITDA thresholds for fiscal 2005, 2006 and 2007. Mr. Skurka was eligible to receive a minimum bonus of $100,000, $300,000 and $400,000 for fiscal 2005, fiscal 2006 and fiscal 2007, respectively, and a maximum bonus of $150,000, $450,000 and $850,000 for fiscal 2005, fiscal 2006 and fiscal 2007, respectively, if certain EBITDA thresholds as set forth in the retention agreement were met. Mr. Skurka was paid the maximum bonus under his retention agreement in all three years.

Mr. Skurka retired as President of Skurka Aerospace as of September 30, 2007 and is now serving Skurka Aerospace in a more advisory capacity. In connection with such retirement, Mr. Skurka and Skurka Aerospace mutually agreed to terminate the retention agreement effective September 30, 2007.

Compensation Committee Interlocks And Insider Participation

Mr. Barr and Mr. Kruse comprised the Compensation Committee through April 2007. Mr. Sheffler joined the Compensation Committee in April 2007, Mr. Hennessy replaced Mr. Kruse on the Compensation Committee in July 2007 and Mr. Dunn replaced Mr. Barr on the Compensation Committee in April 2008. The succession of new appointments to the Compensation Committee were made to ensure that the composition of the Compensation Committee complies with NYSE listing standards requiring that, within one year of no longer qualifying as a “controlled company” under the NYSE standards, all of the directors on the Compensation Committee are “independent” based on NYSE standards. There are no Compensation Committee interlocks.

DIRECTOR COMPENSATION

Employees of the Company who are also directors are not paid any director fees. In 2007, compensation for non-employee directors included the following:

•	An annual retainer fee of $30,000, with such fee being paid, at the option of each director, either in cash or shares of our common stock, paid semi-annually in arrears.

•

A $10,000 annual stock grant, paid in advance, in the form of stock options or restricted stock as determined by the Board of Directors, which shall vest evenly over a three-year period from the date of grant.

•	A fee of $2,500 for each meeting of the Board of Directors attended, paid semi-annually.

•	A fee of $1,000 for each meeting of any committee of the Board of Directors attended, paid semi-annually.

•	An additional retainer of $15,000 to the chairman of the Audit Committee, paid semi-annually in arrears.

•	An additional retainer of $5,000 to the chairmen of the Compensation and Nominating and Governance Committees, paid semi-annually in arrears.

In addition, pursuant to an agreement entered into in 1999 between TransDigm Inc. and Mr. Peacock, TransDigm is obligated to provide Mr. Peacock and his wife medical insurance coverage comparable to that he was receiving at the time of his retirement. In light of the Company’s transition to self-insurance, in 2007 TransDigm Inc. and Mr. Peacock entered into an understanding whereby TransDigm Inc. would satisfy its obligations under the 1999 agreement by paying for Mr. Peacock’s Medicare supplemental coverage and Mrs. Peacock’s medical insurance coverage and for dental coverage, less the amount of any Company employee portion of premium under the Company’s self-insurance program as if Mr. and Mrs. Peacock were covered under TransDigm’s benefit plans. The Company also agreed to retain for Mr. and Mrs. Peacock a health insurance consultant to assist Mr. and Mrs. Peacock in evaluating coverage and handling the administrative burden of the Medicare and insurance enrollment process at the outset and thereafter managing claims issues. These payments are made on a “grossed-up” basis for federal income tax purposes. The cost of services and reimbursement of coverage thereunder, on a grossed-up basis, in fiscal 2007 was $11,926.

The following table sets forth the compensation paid to our non-employee directors during 2007:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
David A. Barr	21,034	35,007	—		56,041
Mervin Dunn(3)	—	—	—		—
Michael Graff	19,034	35,007	—		54,041
Sean P. Hennessy	29,034	35,007	—		64,041
Kevin Kruse(4)	14,034	35,007	—		49,041
Kewsong Lee(4)	12,034	35,007	—		47,041
Douglas W. Peacock	45,000	5,007	11,926	(5)	61,933
Dudley P. Sheffler(6)	23,000	1,667	—		24,667

(1)	Messrs. Barr, Graff, Hennessy, Kruse and Lee have elected to receive their semi-annual fees as stock.

(2)	The amounts reflect dollar amounts recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with FAS 123(R) and include shares of restricted stock granted in and prior to fiscal 2007.

(3)	Mr. Dunn was initially elected to the Board of Directors on September 19, 2007.

(4)	Messrs. Kruse and Lee resigned from the Board of Directors in February 2008 in light of Warburg Pincus’s reduced ownership of the Company and in connection with the Company’s transition from a “controlled company” under the rules of the New York Stock Exchange.

(5)	Net amounts paid to or on behalf of Mr. Peacock or his wife for medical insurance coverage or medical claims, on a grossed-up basis for federal income tax purposes, pursuant to an agreement between Mr. Peacock and TransDigm Inc. as described above.

(6)	Mr. Sheffler was initially elected to the Board of Directors on February 27, 2007.

The Company does not have any share ownership guidelines for its directors.

PROPOSAL TO ADOPT THE SECOND AMENDMENT TO

THE TRANSDIGM GROUP INCORPORATED 2006 STOCK INCENTIVE PLAN

On April 25, 2008, our Board of Directors approved, subject to stockholder approval with respect to the increase in the number of shares available for issuance under the Plan, an amendment to the Plan (the “Amendment”). The Amendment will increase the aggregate number of shares reserved for and available for delivery in connection with awards under the Plan from 2,619,668 to 4,119,668 and provides that persons eligible to be selected to participate in the Plan who fail to satisfy the requirements of certain stock retention guidelines under the Plan may lose such eligibility. The Company is seeking stockholder approval of the Amendment. Such approval will require the affirmative vote of a majority of shares of common stock present and voting at the Special Meeting.

The following description of the Plan, as amended, is only a summary and is subject to and qualified by the complete text of the Plan, which is attached to this Proxy Statement as Annex A, and the complete text of the Amendment, which is attached to this Proxy Statement as Annex B.

Summary of the Plan

General

The Plan is designed to assist us in attracting, retaining, motivating and rewarding key employees, directors or consultants, and promoting the creation of long-term value for stockholders of TD Group by closely aligning the interests of these individuals with those of our stockholders. The Amendment will permit us to continue to award our key employees (including our executive officers), directors or consultants stock options, restricted stock and other stock-based incentives. All of our employees and directors are eligible to participate in the Plan.

The Plan permits the Company’s Compensation Committee to grant several types of awards to participants, including nonqualified stock options, incentive stock options, restricted stock and other awards that are valued by reference to, or otherwise based on, the fair market value of our common stock. The Plan reserves 2,619,668 shares of common stock, subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar corporate transaction or event, for the grant of awards under the Plan. As of June 3, 2008 there were 2,605,385 shares of common stock remaining available for the grant of awards under the Plan and 4,722 shares of restricted stock had been awarded to directors under the Plan. As of June 3, 2008, no options had been granted under the Plan. For purposes of determining the remaining shares of common stock available for grant, to the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Similarly, shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for awards under the Plan. The Amendment would increase the aggregate number of shares reserved for and available for delivery in connection with awards from 2,619,668 to 4,119,668.

We anticipate that approximately 3,800,000 of the shares reserved for awards under the Plan will be used for the grant of stock options under an equity incentive program described below. Because the Compensation Committee has not historically made annual grants of stock options under its equity incentive plans and does not intend to make annual grants under the Plan and because the equity incentive plan contemplates that awards will be made with performance periods vesting through 2013, it is anticipated that approximately 70% - 75% of these stock options will be granted to an aggregate of approximately 60 employees pursuant to awards before or during the first quarter of the Company’s fiscal year 2009.

Administration

The Plan will be administered by the Company’s Compensation Committee and the Board of Directors (together, as used herein, the “Committee”). The Committee determines who will receive awards under the Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Board of Directors will perform the functions of the Committee for purposes of granting awards under the Plan to non-employee directors. The Committee may also delegate to the Company’s officers or employees, or other committees, the authority, subject to such terms as the Committee determines, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate, including the appointment of agents to assist it in administering the Plan. Any action of the Committee will be final, conclusive and binding on all persons, including participants in the Plan and their beneficiaries.

Terms of Stock Options

Pursuant to the terms of the Plan, the Committee may grant stock options that either (i) qualify as incentive stock options (the “Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) do not qualify as Incentive Stock Options (the “Non-Qualified Stock Options” and together with the Incentive Stock Options, the “Stock Options”). To qualify as an Incentive Stock Option, an option must meet certain requirements set forth in the Code. Such Incentive Stock Options qualify for special tax treatment in the United States, as discussed below in “Federal Tax Consequences of Stock Options.” The Stock Options will be evidenced by the execution of a Stock Option Agreement in a form approved by the Committee.

The option price per share of common stock under a Stock Option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the common stock at the date of grant, or with respect to Incentive Stock Options, 110% of the fair market value of the common stock at the date of grant in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

The term of each Stock Option may not exceed ten years from the date the Stock Option is granted or, with respect to Incentive Stock Options, five years in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. All vested Stock Options expire (with certain limited exceptions with respect to participants who are prohibited from selling the Company’s common stock during certain periods pursuant to the Company’s insider trading policy) (i) at the opening of business on the day of the termination of participant’s service to the Company by the Company for Cause (as defined in the Stock Option Agreement), (ii) one year from the date of the termination of a participant’s service to the Company by reason of disability or death, or due to the retirement, after a minimum ten years of service, of a participant who is at least 55 years old and (iii) six months from the date of the termination of participant’s service to the Company for any other reason, provided that Incentive Stock Options shall cease to be Incentive Stock Options on the expiration of three months from the date of the termination of the participant’s service to the Company and shall thereafter be Non-Qualified Stock Options. All unvested Stock Options do not become vested or exercisable upon the termination of a participant’s service to the Company for any reason, except as may be otherwise provided by the Committee or as set forth in a written agreement between the participant and the Company.

No Stock Option is transferable by the participant other than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the participant only by the participant. Notwithstanding the foregoing, if permitted by the Committee, a participant may transfer Stock Options, other than Incentive Stock Options, during the participant’s lifetime to certain persons or entities related to the participant, including but not limited to members of the participant’s family, trusts or other entities for the benefit of one or more members of the participant’s family or to charitable institutions, pursuant to such conditions and procedures as the Committee may establish, including the condition that the Committee receive satisfactory evidence that the transfer is being made for estate and/or tax planning purposes.

Dividend Equivalent Plan

In conjunction with the Plan, the Company will provide certain participants in the Plan the right to receive dividend equivalent payments if the Company declares a dividend on its common stock. Under the terms of the Dividend Equivalent Plan adopted by the Board of Directors on June 3, 2008, if the Company declares a dividend on its common stock in the ordinary course of business or in connection with (i) a recapitalization or similar corporate event or (ii) certain Corporate Transactions (as defined in the Dividend Equivalent Plan), participants who hold stock options granted under the Plan are eligible to receive either a cash dividend equivalent payment or a reduction of the exercise price of unvested stock options. As defined in the Dividend Equivalent Plan, “Corporate Transaction” means a transaction that qualifies as a “corporate transaction” for purposes of the Treasury Regulations, including a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, certain distributions (other than ordinary dividends, stock splits or stock dividends) or a change in the terms or number of outstanding shares, and certain other corporate events as prescribed by the Commissioner of the Internal Revenue Service for purposes of the Treasury Regulations.

Participants who hold vested stock options at the time any such dividend is declared are eligible to receive a cash dividend equivalent payment equal to the amount that such participant would otherwise have been entitled to receive had his or her vested stock option been fully exercised immediately prior to such declaration. Participants who hold unvested stock options at the time the Company declares a dividend in the ordinary course of business or in connection with a recapitalization or similar corporate event (other than a Corporate Transaction), are eligible to receive a cash dividend equivalent payment equal to the amount such participant would otherwise have been entitled to receive had his or her unvested stock option been fully vested and exercised immediately prior to such declaration; provided, such payment shall not be made until the later of (i) the date such stock option vests pursuant to its terms or (ii) two and one-half months after the end of the taxable year in which the Company declared an applicable dividend.

If the Company declares a dividend in connection with a Corporate Transaction, participants who hold outstanding unvested stock options will have the exercise price of any such option reduced by the amount of such dividend per share (but not below $0) pursuant to the replacement or assumption of such options by new options pursuant to the Corporate Transaction; provided, the ratio of the exercise price of the new option to the fair market value of the new option immediately after the replacement or assumption may not be greater than the ratio of the exercise price of the unvested stock option to the fair market value of the unvested stock option immediately before the replacement or assumption. If the exercise price of a new option is so reduced, the participant will not receive any cash dividend equivalent payment with respect to any dividend paid in connection with such Corporate Transaction.

The Dividend Equivalent Plan will be effective as of October 1, 2008 and will be administered by the Company’s Compensation Committee.

Equity Incentive Program

Although the Plan does not restrict the manner in which awards are issued, the Board intends that 3,800,000 shares will be reserved for use under an equity incentive program which will generally include the features described below. Individual awards may differ. A form of stock option agreement with respect to the program is attached hereto as Annex C.

The Stock Options granted under the equity incentive program under the Plan will vest predominantly based on the achievement of specific performance-based targets. Pursuant to the terms of the Stock Option Agreement evidencing the grant of a Stock Option award, (i) 20% of the Stock Option award will vest and become exercisable pursuant to a time vesting schedule with 4% of the shares of common stock covered by the Stock Option vesting on each of the first five anniversaries of the grant date, and (ii) 80% of the Stock Option award will vest and become exercisable pursuant to the achievement of certain performance objectives over a five year period beginning on the grant date. The performance objectives will be measured by two distinct performance criteria: (i) market performance (options that vest pursuant to meeting market performance objectives are referred to herein as the “market performance options”) and (ii) operational performance (options that vest pursuant to meeting operational performance objectives are referred to herein as the “operational performance options”).

For any Stock Option award, 40% of the award will be market performance options that vest only upon achievement of market performance objectives as outlined in the Stock Option Agreement. A percentage of the market performance options—up to 8% of the award per year—vest annually on the last day of the Company’s fiscal year based upon a comparison of the average of the closing prices per share of Company stock prevailing on each trading day during the Company’s fiscal year prior to the date of grant (the “fiscal year price”) to various performance targets (the “market targets”). The market targets will allow for minimum vesting if growth in the Company’s stock price (as determined by the applicable fiscal year price) equals or exceeds 12.5% per year and will provide for maximum vesting if growth in the Company’s stock price (as adjusted for certain dividends and other distributions) equals or exceeds 20% per year. If the applicable fiscal year price is less than market targets as provided in the Stock Option Agreement, then none of the market performance options shall vest for such fiscal year.

For any Stock Option award, 40% of the award will be operational performance options that vest only upon achievement of operational performance objectives as outlined in the Stock Option Agreement. A percentage of the operational performance options—up to 4% of the award per year—vest each year based on the Company meeting certain annual operational targets in the five fiscal years after the grant date (the “annual operational targets”) and a percentage of the operational performance options—up to 20% of the award—vest at the end of the five-year period beginning on the grant date based on the Company meeting certain cumulative operational targets defined in the Stock Option Agreement. Annual operational targets are calculated based on a ratio of (a) the excess of (i) the product of EBITDA As Defined and a fixed multiple over (ii) net debt (adjusted for dividends and other equity transactions) to (b) the Company’s number of diluted shares as of such date (the “operational performance per diluted share”). The operational targets will allow for minimum vesting if growth in the Company’s operational performance per diluted share equals or exceeds 12.5% per year and will provide for maximum vesting if growth equals or exceeds 20% per year. If the operational performance per diluted share exceeds the maximum vesting target in an applicable year, the operational targets allow for participants to treat such excess amounts as having been achieved in the following two fiscal years and/or the prior two fiscal years (without duplication) if less than the full amount of eligible operational performance options would otherwise have vested for such fiscal years. At the end of the five year period beginning on the grant date, a percentage of the operational performance options may vest based on meeting certain cumulative operational performance targets defined in the Stock Option Agreement.

With respect to both market targets and operational targets, in certain limited situations, including but not limited to in the event of any dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution of Company assets to stockholders, or any other extraordinary or non-recurring change affecting the Company or the share price of the Stock, or changes in applicable laws, regulations or accounting principles, the Committee may make such equitable adjustments as it determines are necessary to such targets to prevent dilution or enlargement of the Stock Option benefits.

In the event of a change in control, all time vesting options will vest immediately prior to the change in control, subject to consummation thereof. In addition, in the event of a change in control, performance vesting options shall become fully vested if the stockholders have achieved specified rates of return which vary based on the date of the change in control.

During their employment, a majority of our existing optionholders will be required to maintain ownership of a minimum value of their current option holdings granted under the Company’s 2003 stock option plan or an after tax equivalent if options are exercised and held as common stock. The aggregate minimum value of current option holdings we expect that optionholders will be required to retain is approximately $35 million, calculated at $40 per share less the applicable exercise price. The ultimate value required to be retained will be fixed based on a deemed value equal to the average price for the last 20 trading days of fiscal 2008.

Federal Tax Consequences of Stock Options

The following is a general summary of certain material United States federal income tax consequences with respect to the Incentive Stock Options and Nonqualified Stock Options, and does not address all aspects of United States federal income taxation that may be relevant to the participants and the Company in light of particular circumstances. In addition, this summary does not address any state, local or foreign tax consequences that may apply. The following discussion is based on the Code, existing and proposed regulations promulgated under the Code, published Internal Revenue Service rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

With respect to Incentive Stock Options:

(i)	Neither the grant nor the exercise of an Incentive Stock Option, by itself, results in income to the participant; however, the excess of the fair market value of the common shares at the time of exercise over the option price is includable in alternative minimum taxable income (unless there is a disposition of the common shares acquired upon exercise of the Stock Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the participant.

(ii)	If the common shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such common shares are transferred to the participant, long-term capital gain or loss will be realized by the participant in an amount equal to the difference between the amount realized by the participant and the participant’s basis which, except as provided in (v) below, is the exercise price.

(iii)	Except as provided in (v) below, if the common shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the common shares to the participant (a “disqualifying disposition”):

(a)	Ordinary income will be realized by the participant at the time of such disposition in the amount of the excess, if any, of the fair market value of the common shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the participant over the option price.

(b)	Short-term or long-term capital gain will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the common shares at the time of such exercise.

(c)	Short-term or long-term capital loss will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

(iv)	No deduction will be allowed to the Company with respect to Incentive Stock Options granted or common shares transferred upon exercise thereof, except that if a disposition is made by the participant within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the participant making the disposition.

(v)

With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of common shares, to the extent that the number of common shares received does not exceed the number of common shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common shares received will be the same as the tax basis of the common shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the participant in common shares received will include his holding period in the common shares surrendered. To the extent that the number of common shares received exceeds the number of common shares surrendered, no taxable income will be realized by the participant at that time; such excess common shares will be considered Incentive Stock Option stock with a zero basis; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant. If the common shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the Incentive Stock Option relating to the surrendered common shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common shares surrendered over the basis of such common shares. If any of the common shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the common shares with a zero basis.

With respect to Nonqualified Stock Options, in general, for federal income tax purposes under present law:

(i)	The grant of a Nonqualified Stock Option, by itself, does not result in income to the participant.

(ii)	Except as provided in (v) below, the exercise of a Nonqualified Stock Option (in whole or in part, according to its terms) results in ordinary income to the participant at that time in an amount equal to the excess (if any) of the fair market value of the common shares on the date of exercise over the option price.

(iii)	Except as provided in (v) below, the tax basis of the common shares acquired upon exercise of a Nonqualified Stock Option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common shares on the date of exercise.

(iv)	No deduction is allowable to the Company upon the grant of a Nonqualified Stock Option but, upon the exercise of a Nonqualified Stock Option, a deduction is allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the participant exercising such Option, if the Company deducts and withholds appropriate federal withholding tax.

(v)	With respect to the exercise of a Nonqualified Stock Option and the payment of the option price by the delivery of common shares, to the extent that the number of common shares received does not exceed the number of common shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common shares received will be the same as the tax basis of the common shares surrendered, and the holding period of the participant in the common shares received will include his holding period in the common shares surrendered. To the extent that the number of common shares received exceeds the number of common shares surrendered, ordinary income will be realized by the participant at that time in the amount of the fair market value of such excess common shares; the tax basis of such excess common shares will be equal to the fair market value of such common shares at the time of exercise; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant.

The Company is not entitled to deduct annual remuneration in excess of the Deduction Limit paid to certain of its employees unless such remuneration satisfies an exception to the Deduction Limit, including an exception for “performance-based compensation.” Thus, unless Stock Options granted under the Plan satisfy an exception to the Deduction Limit, the Company’s deduction with respect to Nonqualified Stock Options and Incentive Stock Options with respect to which the holding periods set forth above are not satisfied will be subject to the Deduction Limit.

Under Treasury Regulations, compensation attributable to a stock option is deemed to be “performance-based compensation” or to satisfy the “performance-based compensation” test within the meaning of Code Section 162(m) if: (i) the grant is made by the compensation committee; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant.

If this proposal is approved by the stockholders and the Committee, which is and will be comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code, makes the grants, the Company’s deduction with respect to options granted under the Plan would not be subject to the Deduction Limit.

Terms of Restricted Stock

The Committee may grant certain restricted stock awards (“Restricted Stock”) and determine the terms and conditions of such Restricted Stock awards. The terms and conditions of each Restricted Stock award will be evidenced by a Restricted Stock Agreement. Except as otherwise set forth in the applicable Restricted Stock Agreement, the participant generally has the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be currently paid the participant or withheld by the Company for the participant’s account. The applicable Restricted Stock Agreement may provide that cash dividends or stock dividends so withheld are subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Unless determined otherwise by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

Restricted Stock that has not vested pursuant to the terms of the Restricted Stock Agreement, may not be sold, transferred, pledged, or otherwise encumbered by the participant. The Committee may in its sole discretion accelerate the vesting of any Restricted Stock. The Committee has the authority to remove any or all restrictions with respect to the Restricted Stock whenever it determines, by reason of changes in applicable laws or circumstances, that such action is appropriate.

Unless otherwise provided in the Restricted Stock Agreement governing such award, if, prior to the time that such Restricted Stock has vested, a participant’s employment by or service to the Company terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease and (ii) as soon as practicable following such termination, the Company will purchase from the participant and the participant will sell to the Company any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock. If the original purchase price paid for such Restricted Stock is $0, such unvested shares of Restricted Stock shall be forfeited by the participant as of the date of such termination.

Terms of Other Share-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to stock, as deemed by the Committee to be consistent with the purpose of the Plan.

Adjustments for Stock Dividends, Mergers, Etc.

In the event of changes in the outstanding common stock of the Company or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan, a substitution or adjustment will be made to the aggregate number of shares of common stock reserved for awards, the number of shares of common stock which may be granted or purchased pursuant to

Stock Options, the number of shares of common stock covered by each outstanding awards, and the price per share thereof in each such award. Any fractional shares issuable in connection with an adjustment may be eliminated.

Termination and Amendment of the Plan

Awards may be granted at any time until March 13, 2016, on which date the Plan shall terminate and no further awards may be granted. The Board may suspend or terminate the Plan at any time.

The Board may at any time, and from time to time, amend the Plan, provided however that stockholder approval shall be required for any amendment which would increase the maximum number of shares of common stock which may be issued pursuant to awards under the Plan (with the exception of certain adjustments for events as described in “Adjustments for Stock Dividends, Mergers, Etc.” above) and for any amendments that would otherwise violate the stockholder approval requirements of the New York Stock Exchange.

Vote Required for Approval

Under the rules of the New York Stock Exchange and the terms of the Plan, if a quorum exists at the Special Meeting, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval of the proposal. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not be treated as voting on the proposal and, therefore, will not count for or against this proposal.

PLAN BENEFITS

Because the Company does not make annual grants under the Plan, the benefits or amounts that will be received by or allocated to certain executive officers and groups under the Plan is not determinable. Notwithstanding the foregoing, of the 3,800,000 shares intended by the Company to be allocated to the equity-incentive program, the Company currently intends that 70% - 75% will be granted before or during the first quarter of fiscal 2009. The Compensation Committee has not approved any specific grants but we anticipate that in the range of approximately 25% of the total allocated to the program will be granted to executive officers, excluding Mr. Howley. Pursuant to his employment agreement, the Company is obligated to grant Mr. Howley options to purchase 800,000 shares of common stock, or 21% of the shares currently intended for the program.

The Board unanimously recommends that stockholders vote FOR approval of this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders’ Agreement

In connection with the acquisition of the Company by Warburg Pincus, the Company, Warburg Pincus, certain of our employees and certain other investors entered into a stockholders’ agreement. Effective upon the closing of our initial public offering, substantially all of the operative provisions of the stockholders’ agreement terminated. However, under the terms of the stockholders’ agreement, the Company’s obligation to nominate and use its best efforts to have elected to its Board of Directors certain individuals designated by Warburg Pincus remained in effect. Specifically, so long as Warburg Pincus and its affiliates beneficially own at least 25% of our outstanding common stock, the Company is required to nominate and use its best efforts to have elected to its Board of Directors a number of individuals designated by Warburg Pincus that is equal to the greater of (i) three and (ii) a number of directors (rounded up to the nearest whole number) equal to the number of members of our Board of Directors multiplied by the percentage of the outstanding shares of our common stock that Warburg Pincus and its affiliates beneficially own as of the date of nomination of directors to such Board of Directors, or the Warburg Percentage. In addition, for so long as Warburg Pincus and its affiliates beneficially own at least 10% but less than 25% of our outstanding common stock, the Company is required to nominate and use its best efforts to have elected to its Board of Directors a number of individuals designated by Warburg Pincus that is equal to the greater of (i) two and (ii) a number of directors (rounded up to the nearest whole number) equal to the number of members of TD Group’s Board of Directors multiplied by the Warburg Percentage as of the date of nomination of directors to such Board of Directors. Finally, for so long as Warburg Pincus and its affiliates beneficially own at least 5% but less than 10% of our outstanding common stock, the Company is required to nominate and use its best efforts to have elected to its Board of Directors a number of individuals designated by Warburg Pincus that is equal to the greater of (i) one and (ii) a number of directors (rounded up to the nearest whole number) equal to the number of members of our Board of Directors multiplied by the Warburg Percentage as of the date of nomination of directors to such Board of Directors.

Employment Agreements

Information regarding employment agreements with several of our executive officers is set forth under “Executive Officers—Employment Agreements.”

Registration Rights Agreement

The Company is a party to a registration rights agreement with TD Group Holdings, LLC, an entity controlled by Warburg Pincus, as assignee of certain investors named therein, certain other investors named therein and certain of our employees. Under the terms of the registration rights agreement, the Company has, among other things:

•	agreed to use its diligent best efforts to effect up to two registered offerings upon request from TD Group Holdings, LLC, which we have done;

•	agreed to use its best efforts to qualify for registration on Form S-3, following which TD Group Holdings, LLC will have the right to request up to three registrations on Form S-3; and

•	granted incidental or “piggyback” registration rights with respect to any registrable securities held by any party to the registration rights agreement.

Our obligation to effect any demand for registration by TD Group Holdings, LLC is subject to certain conditions, including that the registrable securities to be included in any such registration have an anticipated aggregate offering price in excess of $15 million (in the case of any demand for registration other than a demand for registration on Form S-3) and $10 million (in the case of any demand for registration on Form S-3). In connection with any registration effected pursuant to the terms of the registration rights agreement, we will be required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration will be paid by the persons including such registrable securities in any such registration. The Company has also agreed to indemnify persons including registrable securities in any registration affected pursuant to the terms of the registration rights agreement and certain other persons associated with any such registration, in each case on the terms specified in the registration rights agreement.

Acquisition of Aviation Technologies, Inc.

On February 7, 2007, pursuant to the terms and that certain Agreement and Plan of Merger, dated as of January 9, 2007, among TransDigm Inc., Project Coffee Acquisition Co., a newly formed wholly owned subsidiary of TransDigm Inc., and Aviation Technologies, Inc., Project Coffee Acquisition Co. merged with and into Aviation Technologies, Inc., with Aviation Technologies, Inc. continuing as the surviving corporation and a wholly owned subsidiary of TransDigm. The purchase price paid by TransDigm in connection with the transaction was approximately $430 million. Prior to the acquisition, the stock of Aviation Technologies, Inc. was held primarily by Odyssey Investment Partners and related parties.

Odyssey Investment Partners is an equity fund which was the principal owner of TransDigm prior to July 2003. Based on their working relationship with Odyssey Investment Partners arising from Odyssey’s investment in TransDigm, Mr. W. Nicholas Howley, Chairman and Chief Executive Officer of TransDigm, and Mr. Douglas Peacock, a director of TransDigm, co-invested with Odyssey in Aviation Technologies, Inc. in 2003. Prior to the acquisition, each of Mr. Howley and Mr. Peacock owned less than one-half of 1% of Aviation Technologies, Inc.’s outstanding equity on a fully diluted basis. In addition, because of their working relationship and their expertise in the aerospace industry, Odyssey asked both Mr. Howley and Mr. Peacock to serve on the Board of Directors of Aviation Technologies, Inc. Mr. Howley and Mr. Peacock were directors of Aviation Technologies, Inc. from 2003 through the acquisition date, and Mr. Peacock served as the Chairman of the Board of Aviation Technologies, Inc. during that time. Due to the relationship of Mr. Howley and Mr. Peacock with Aviation Technologies, Inc., the acquisition was evaluated and recommended by a special committee of disinterested directors of our Board of Directors. In addition, Messrs. Howley and Peacock abstained from the vote of the full TransDigm Board of Directors in approving the transaction.

Skurka Retention and Non-Compete Agreements

In connection with the execution of the retention agreement by Mr. Skurka described under “Compensation Discussion and Analysis”, on December 31, 2004, Mr. Skurka entered into two non-competition agreements with TransDigm Inc. and Skurka Aerospace, Inc., a wholly owned subsidiary of TransDigm Inc., one in his capacity as an employee of Skurka Aerospace, Inc. and the other in his capacity as a stockholder of Skurka Engineering Company, the seller of assets to Skurka Aerospace. The terms of these non-competition agreements are substantially similar, except with respect to the duration of the period during which Mr. Skurka is prohibited from taking certain specified actions, which are described in more detail below. Under the terms of the non-competition agreement executed by Mr. Skurka in his capacity as an employee of Skurka Aerospace, Mr. Skurka is prohibited from taking certain specified actions during the tenure of his employment. Under the terms of the non-competition agreement executed by Mr. Skurka in his capacity as a stockholder of Skurka Engineering Company, Mr. Skurka is prohibited from taking certain specified actions during the period ending on the four year anniversary of the date of the agreement (irrespective of Mr. Skurka’s employment status). Under the terms of these non-competition agreements, Mr. Skurka will generally be prohibited from, among other things: (i) owning or participating in the ownership or operation of, or being employed by, any entity that competes with Skurka Aerospace’s business; (ii) selling or soliciting the sale of any product or service that is the same as, substantially similar to or competes with or is intended to compete with any of Skurka Aerospace’s products or services; (iii) interfering with any customer or client of Skurka Aerospace; and (iv) soliciting or hiring, directly or indirectly, any employee of Skurka Aerospace. Under the terms of the non-competition agreements, Mr. Skurka is also subject to certain confidentiality and non-disclosure obligations.

Approval or Ratification of Transactions with Related Persons

The Board of Directors of the Company reviews and must approve all related party transactions. Proposed transactions between the Company and related persons (as defined in Regulation S-K Item 404 under the Securities Act of 1933) are submitted to the full Board for consideration. The relationship of the parties and the terms of the proposed transaction are reviewed and discussed by the Board and the Board may approve or disapprove the Company entering into the transaction. All related party transactions, whether or not those transactions must be disclosed under Federal securities laws, are approved by the Board pursuant to the policy.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any stockholder proposals intended to be presented at the Company’s 2009 Annual Meeting of Stockholders must be received by the Secretary of the Company at TransDigm Group Incorporated, 1301 East Ninth Street, Suite 3710, Cleveland, Ohio 44114, on or before September 18, 2008, for inclusion in the Company’s proxy statement and form of proxy relating to the 2009 Annual Meeting of Stockholders. As to any proposal that a stockholder intends to present to stockholders other than by inclusion in the Company’s proxy statement for the 2009 Annual Meeting of Stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless the Company receives notice of the matter to be proposed between November 17, 2008 and December 17, 2008. Even if proper notice is received on or prior to December 17, 2008, the proxies named in the Company’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

HOUSEHOLDING

The Securities and Exchange Commission permits a single set of proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy form. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address gave contrary instructions.

If any beneficiary stockholder residing at such an address desires at this time to receive a separate copy of this proxy statement or if any such stockholder wishes to receive a separate proxy statement in the future, the stockholder should provide such instructions to the Company by calling Investor Relations at (216) 706-2945, or by writing to Investor Relations, TransDigm Group Incorporated, 1301 East Ninth Street, Suite 3710, Cleveland, Ohio 44114.

OTHER MATTERS

Stockholders and other interested parties may send written communications to the Board of Directors by mailing them to the Board of Directors, c/o Investor Relations, TransDigm Group Incorporated, 1301 East Ninth Street, Suite 3710, Cleveland, Ohio 44114. All communications will be forwarded to the Board of Directors.

If the enclosed proxy is properly executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. The Board does not intend to bring any other business before the Special Meeting.

By order of the Board of Directors,

GREGORY RUFUS
Secretary

Dated: June 6, 2008

ANNEX A

TRANSDIGM GROUP INCORPORATED

2006 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors and consultants of the Company and its Affiliates, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

(b) “Award” means any Option, Restricted Stock or other Stock-based award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) acts of personal dishonesty, gross negligence or willful misconduct on the part of a Participant in the course of his or her employment or services; (ii) a Participant’s engagement in conduct that results, or could be reasonably expected to result, in material injury to the reputation or business of the Company or its Affiliates; (iii) misappropriation by a Participant of the assets or business opportunities of the Company or its Affiliates; (iv) embezzlement or fraud committed by a Participant, at his or her direction, or with his or her personal knowledge; (v) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) that has, or could be reasonably expected to have, an adverse impact on the performance of the Participant’s duties to the Company or its Affiliates; or (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement.

(e) “Change in Control” means:

(i) A change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company or any of its Affiliates, or an employee benefit plan maintained by the Company or any of its Affiliates) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) Following an IPO, individuals who, as of the IPO Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means the Board or such other committee appointed by the Board consisting of two or more individuals.

(h) “Company” means TransDigm Group Incorporated, a Delaware corporation.

(i) “Disability” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. In the event there is an employment agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such agreement.

(j) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is (i) two years after the date the Participant was granted the Incentive Stock Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.

(k) “Effective Date” shall mean the closing date of the IPO.

(l) “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(m) “Employer” means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(p) “Fair Market Value” means (i) prior to an IPO, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an IPO, the per share price offered to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is listed on the Nasdaq National Market System, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If, after an IPO, the Stock is not listed on a national securities exchange or the Nasdaq National Market System, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “IPO” means an initial public offering of the Stock registered under the Securities Act pursuant to an effective registration statement.

(s) “IPO Date” means the effective date of the registration statement for the IPO.

(t) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods. Certain Options under the Plan are intended to qualify as “incentive stock options” meeting the requirements of Section 422 of the Code.

(v) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(w) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

(x) “Plan” means this TransDigm Group Incorporated 2006 Stock Incentive Plan.

(y) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

(z) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(bb) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(cc) “Stock” means the Company’s common stock, $0.01 par value, and such other securities as may be substituted for Stock pursuant to Section 8 hereof.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members; and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. The Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any of its Affiliates shall be expressly approved by the Committee.

(d) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4. Shares Available Under the Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 2,619,668. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq National Market System, as applicable.

(c) 162(m) Limitation. Subject to the provisions of Section 8, no Employee shall be eligible to be granted Options or stock appreciation rights covering more than 1,309,834 shares of Stock during any calendar year. This subsection (c) shall not apply until the earliest date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

5. Options.

(a) General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employed by the Employer. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) by surrender to the Company of shares of Stock which (A) have been held by the Participant for at least six-months, or (B) were acquired from a person other than the Company; (iii) by a combination of (i) and (ii); or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, in the opinion of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s termination of employment or services with the Employer for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(f) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.

(g) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

(i) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

(ii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer terminates by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Participant. In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such termination due to death.

(iii) If prior to the Expiration Date, a Participant’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

(h) Special Provisions Applicable to Incentive Stock Options.

(i) No Incentive Stock Option may be granted to any Participant who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Option (A) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option; and (B) cannot be exercised more than five (5) years after the date it is granted.

(ii) To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iii) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account. A Participant’s Restricted Stock Agreement may provide that cash dividends or stock dividends so withheld shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

(d) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, a Participant’s employment or service, as applicable, terminates for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) as soon as practicable following such termination, the Company shall repurchase from the Participant, and the Participant shall sell, any unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such termination.

7. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

8. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards granted hereunder, the number of shares which may be granted or purchased pursuant to Options or stock appreciation rights in any calendar year, the number of shares of Stock covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award; or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), in lieu of providing the adjustment set forth in subsection (a) above, the Committee may, in its discretion, “cash-out” vested and/or unvested Awards by providing that such vested and/or unvested Awards shall be cancelled as of the consummation of such Corporate Event, and that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of “performance vested” Awards shall only be entitled to consideration in respect of cancellation of such Awards to the extent that applicable performance criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

(c) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

9. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

10. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

11. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

12. Compliance With Laws.

The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13. Withholding Obligations.

As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutory required withholding amount with respect to such Award.

14. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without stockholder approval, the Board shall not make any amendment to the Plan which would increase the maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, except as contemplated by Section 8 hereof, or, following the IPO Date, which would otherwise violate the stockholder approval requirements of the national securities exchange on which the Stock is listed or the Nasdaq National Market System, as applicable.

(b) Amendment of Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing.

15. Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

16. Effective Date of the Plan.

The Plan is effective as of the Effective Date.

17. Miscellaneous.

(a) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 17(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(e) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(f) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(g) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

AMENDMENT NO. 1

TO THE

TRANSDIGM GROUP INCORPORATED

2006 STOCK INCENTIVE PLAN

WHEREAS, TransDigm Group Incorporated (the “Company”) currently maintains and sponsors the TransDigm Group Incorporated 2006 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) wishes to amend the Plan in accordance with the provisions of Section 14.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. By replacing Section 2(p) of the Plan with the following language:

(p) “Fair Market Value” means (i) prior to an IPO, the fair market value per share of Stock, as determined by the Board in good faith, (ii) at the time of an IPO, the per share price offered to the public in such IPO, and (iii) after an IPO, on any date (A) if the Stock is listed on a national securities exchange, the closing price reported on the primary exchange with which the Stock is listed and traded on the date of grant, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Stock is not listed on any national securities exchange but is listed on the Nasdaq National Market System, the last sale price reported on the date of grant, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If, after an IPO, the Stock is not listed on a national securities exchange or the Nasdaq National Market System, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock, on a fully diluted basis.

2. This Amendment No. 1 shall be effective as of the date hereof.

3. Except as modified by this Amendment No. 1, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 was duly adopted by the Board of Directors as of October 20, 2006.

TRANSDIGM GROUP INCORPORATED

By:	/S/ GREGORY RUFUS
Gregory Rufus, Executive Vice President, Chief
Financial Officer and Secretary

ANNEX B

SECOND AMENDMENT TO THE

TRANSDIGM GROUP INCORPORATED

2006 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT TO THE TRANSDIGM GROUP INCORPORATED 2006 STOCK INCENTIVE PLAN (this “Amendment”), dated as of April 25, 2008, is made and adopted by TransDigm Group Incorporated (the “Company”), subject to approval by the stockholders of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the TransDigm Group Incorporated 2006 Stock Incentive Plan, effective as of the closing date of the IPO (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth herein; and

WHEREAS, pursuant to Section 14(a) of the Plan, the Plan may be amended at any time and from time to time with the approval of the Board of Directors of the Company, provided that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares which may be issued under the Plan (other than certain adjustments under the Plan).

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be amended as follows:

1.	Section 2(l) of the Plan is hereby amended in its entirety to read as follows:

“(l) “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan. Notwithstanding the foregoing, for purposes of determining the vesting of any Option, any Eligible Person who is subject to stock retention guidelines, promulgated by the Company pursuant to a grant hereunder or otherwise, shall, upon failing to satisfy the requirements of such guidelines, cease to be an Eligible Person.

2.	Section 4(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 4,119,668.1 Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.”

[1]

This increases the original 2,619,668 shares available under the Plan by an additional 1,500,000. The Company intends that the Options to be granted pursuant to the Plan, in addition to those Options already granted, will be covered by approximately 3,800,000 shares. This leaves approximately 320,000 shares to cover grants to Board members and others.

3.	This Amendment shall be effective as of the date of approval by the stockholders of the Company.

4.	Upon the approval by the stockholders of the Company, this Amendment shall be incorporated in and form a part of the Plan.

5.	Except as set forth herein, the Plan shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of TransDigm Group Incorporated on April 25, 2008.

* * * * *

I hereby certify that the foregoing Amendment was approved by the stockholders of TransDigm Group Incorporated on                     , 2008.

Executed on this                      day of                     , 2008.

By:
Name:
Title:

ANNEX C

TRANSDIGM GROUP INCORPORATED

2006 STOCK INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

TransDigm Group Incorporated, a Delaware corporation (the “Company”), pursuant to its 2006 Stock Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.01 (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:

Grant Date:	October 1, 2008

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Shares Subject to the Option:	shares

Expiration Date:

Type of Option:	☐ Incentive Stock Option ☒ Non-Qualified Stock Option

Vesting Schedule:	Subject to the terms of the Stock Option Agreement (including without limitation all exhibits thereto), the Option shall be eligible to become exercisable as follows:

(a) Time Vesting Options. 20% shall become exercisable in five equal and cumulative installments as follows (provided that the Participant is an Eligible Person (as defined in the Plan) at all times during the period beginning on the Grant Date and ending on the applicable vesting date):

(i) The first installment shall consist of 4% of the shares covered by the Option and shall become exercisable on September 30, 2009;

(ii) The second installment shall consist of 4% of the shares covered by the Option and shall become exercisable on September 30, 2010;

(iii) The third installment shall consist of 4% of the shares covered by the Option and shall become exercisable on September 30, 2011;

(iv) The fourth installment shall consist of 4% of the shares covered by the Option and shall become exercisable on September 30, 2012; and

(v) The fifth installment shall consist of 4% of the shares covered by the Option and shall become exercisable on September 30, 2013.

(b) Performance Vesting Options. 80% shall become exercisable upon the achievement of performance objectives over the period set forth in Exhibit B and Exhibit C hereto as follows (provided that the Participant is an Eligible Person (as defined in the Plan) at all times during the period beginning on the Grant Date and ending on the applicable vesting date):

(i) Up to 40% of the shares covered by the Option shall be eligible to become vested upon achievement of market performance objectives, as set forth on Exhibit B hereto (“Market Performance Options”);

(ii) Up to 40% of the shares covered by the Option shall be eligible to become vested upon achievement of operational performance objectives, as set forth on Exhibit C hereto (“Operational Performance Options”).

By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. The Participant agrees that as a condition to receiving the Option, the Participant shall comply with the Stock Retention Guidelines set forth on Exhibit D. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

TRANSDIGM GROUP INCORPORATED	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, TransDigm Group Incorporated, a Delaware corporation (the “Company”), has granted to the Participant an option (the “Option”)1 under the Company’s 2006 Stock Incentive Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Administrator” shall mean the Board or the Compensation Committee or other committee of the Board responsible for conducting the general administration of the Plan in accordance with Section 3 of the Plan; provided that if the Participant is an Independent Director, “Administrator” shall mean the Board.

(b) “Credit Agreement” shall mean that certain credit agreement dated as of June 23, 2006 among TransDigm, Inc., TransDigm Group Incorporated and the lenders party thereto, as in effect as of the Grant Date and without reference to any amendment to the Credit Agreement made following the Grant Date.

(c) “Diluted Shares” as of a given date shall mean the total diluted weighted-average of common shares of the Company outstanding as of such date.

(d) “EBITDA” for a given fiscal year of the Company shall mean Consolidated EBITDA (as defined in the Credit Agreement) of the Company for such fiscal year.

(e) “Net Debt” shall mean, as of the last day of a given fiscal year of the Company, the excess of (a) Consolidated Total Indebtedness (as defined in the Credit Agreement) of the Company over (b) the amount of cash and cash equivalents set forth on the Company’s balance sheet.

(f) “Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (i) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (ii) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

[1]	For the avoidance of doubt, the term “Option” as used herein only describes options granted pursuant to the Stock Option Grant Notice to which this Agreement is an Exhibit.

(g) “Termination of Directorship” shall mean the time when the Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

(h) “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (ii) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, if this Option is an Incentive Stock Option, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

(i) “Termination of Services” shall mean the time when every relationship between the Participant and the Company is terminated by a Termination of Consultancy, Termination of Directorship and/or Termination of Employment, as applicable.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF OPTION

2.1 Grant of Option. In consideration of the Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2 Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.1(b), 3.1(c) and 3.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Services shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

(c) Notwithstanding Section 3.1(a) of this Agreement and Section 8 of the Plan (but subject to Section 3.1(b) of this Agreement), in the event of a Change in Control: (1) all Time Vesting Options shall become fully vested and exercisable immediately prior to such Change in Control (and subject to the consummation of such Change in Control) and (2) Performance Vesting Options shall become fully vested and exercisable if the applicable target related to Stockholder Return (as defined below) is attained: (i) if such Change in Control occurs on or prior to September 30, 2009 and the Stockholder Return (as defined below) is at least 50%; (ii) if such Change in Control occurs on or following October 1, 2009 and on or prior to September 30, 2010 and the Stockholder Return is at least 40%; (iii) if such Change in Control occurs on or following October 1, 2010 and on or prior to September 30, 2011 and the Stockholder Return is at least 30%; or (iv) if such Change in Control occurs on or following October 1, 2011 and on or prior to September 30, 2013 and the Stockholder Return is at least 20%. For purposes of this Section 3.1, “Stockholder Return” shall mean the annual compounded pre-tax internal rate of return determined with respect to the period beginning on the Grant Date and ending on the effective date of a Change in Control (and based upon the respective Fair Market Values per share on the Grant Date and the effective date of a Change in Control). For purposes of determining Stockholder Return in connection with any Change in Control, the following proceeds received by the Company’s stockholder during the period beginning on the Grant Date and ending on the date of such Change in Control shall be considered: (i) dividends and distributions received by the stockholders from the Company or any of its subsidiaries plus (ii) the Fair Market Value of the consideration received by the stockholders in connection with a Change in Control or in connection with any other sale of common stock or other equity interests in the Company or any Subsidiary, after taking into account all post-closing adjustments relating to a Change in Control, and assuming the exercise of all vested options and warrants outstanding as of the effective date of such Change in Control (after giving effect to any dilution of securities or instruments arising in connection with such Change in Control); provided however, that if the stockholders retain any portion of the common stock following such Change in Control or other sale, the Fair Market Value of such portion of the retained common stock immediately following such Change in Control or other sale shall be deemed “consideration received” for purposes of calculating the proceeds and provided further that the Fair Market Value of any non-cash consideration (including stock) received in connection with a Change in Control shall be determined as of the date of such Change in Control.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and the Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

(c) The opening of business on the day of the Participant’s Termination of Employment by reason of a termination by the Company for Cause;

(d) The expiration of six months from the date of the Participant’s Termination of Services, unless such termination occurs by reason of the Participant’s death, Disability or retirement (pursuant to Section 3.3(e)) or is a termination by the Company for Cause (as defined in Participant’s employment agreement), provided, however, that any portion of this Option that is an Incentive Stock Option shall cease to be an Incentive Stock Option on the expiration of three months from the Participant’s Termination of Services (and shall thereafter be a Non-Qualified Stock Option), provided, further, that to the extent that the Participant is prohibited from selling shares of Stock pursuant to the Company’s insider trading policy at all times during such six-month period, with the exception of an open trading window of less than seven days, the Option shall expire on the later of (i) the seventh day following the opening of the first open trading window thereafter or (ii) the first anniversary of the Participant’s Termination of Services; or

(e) The expiration of one year from the date of the Participant’s Termination of Services by reason of (i) the Participant’s death or Disability; or (ii) the retirement, after a minimum of ten years of service, of a Participant who is at least 55 years old, provided, however, that to the extent that the Participant is prohibited from selling shares of Stock pursuant to the Company’s insider trading policy at all times during such one-year period, with the exception of an open trading window of less than seven days, the Option shall expire on the seventh day following the opening of the first open trading window thereafter.

3.4 Special Tax Consequences. The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. The Participant acknowledges that an Incentive Stock Option exercised more than three months after the Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

ARTICLE IV.

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Sections 5.2(b), during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a) An Exercise Notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule, or regulation; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price, and any applicable withholding tax, shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) Cash;

(b) Check;

(c) Broker-Assisted Cash-less Exercise. With the consent of the Administrator, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d) Share Surrender. With the consent of the Administrator, surrender of other shares of Stock which (i) in the case of shares of Stock acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender (or such other minimum length of time as the Administrator determines from time to time to be necessary to avoid adverse accounting consequences or violation of any applicable law, rule or regulation), and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised; or

(e) Net Exercise. With the consent of the Administrator, surrendered shares of Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised.

4.5 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 8 of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2 Option Transferability.

(a) Except as otherwise set forth in Section 5.2(b), (i) the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and (ii) during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding the foregoing, with respect to Participants who are corporate officers or operating presidents, the Administrator may permit any portion of the Option that is not an Incentive Stock Option to be transferred to, exercised by and paid to certain persons or entities related to such Participant, including but not limited to members of such Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of such Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with such Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

5.3 Adjustments. The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.

5.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6 Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.7 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Participant.

5.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.10 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Stock or (b) within one year after the transfer of such shares of Stock to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.12 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

5.13 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.14 Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Committee reserves the right (without the obligation to do so or to indemnify the Participant for the failure to do so) to adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to exempt the Option from Section 409A or to comply with the requirements of Section 409A and thereby avoid the penalty taxes under Section 409A.

EXHIBIT B

MARKET PERFORMANCE OPTIONS

	Minimum Vesting (12.5% Growth)			Maximum Vesting (20% Growth)
Fiscal Year	% of Shares Vesting Annual/Cumulative		Fair Market Value[2]	% of Shares Vesting Annual/Cumulative		Fair Market Value
(A)	(B)	(C)	(D)	(E)	(F)	(G)
2009	2%	2%	$43.03	8%	8%	$45.90
2010	2%	4%	$48.41	8%	16%	$55.08
2011	2%	6%	$54.46	8%	24%	$66.10
2012	2%	8%	$61.27	8%	32%	$79.32
2013	2%	10%	$68.93	8%	40%	95.18

1.     Annual Vesting. On the last day of each of the Company’s fiscal years 2009-2013 there shall become vested the percentage of shares covered by the Option which is equal to the excess of the Cumulative Amount (as described below) over the Prior Amount (as described below), but not less than zero.

X.     For each year, the Cumulative Amount is zero if the Fair Market Value of the Stock (as described below) with respect to such year is less than the amount indicated for such year in column (D) and otherwise the Cumulative Amount is equal to the amount indicated for such year in Column (C) plus the product of (a) the excess of (1) the amount indicated for such year in column (F) over (2) the amount indicated for such year in column (C) and (b) the ratio of (1) the excess of (x) the Fair Market Value of Stock with respect to the year (but not more than the amount indicated in column (G) for such year) over (y) the amount indicated for such year in column (D) to (2) the excess of (x) the amount indicated for such year in column (G) over (y) the amount indicated for such year in column (D).

For purposes of this Exhibit B, Fair Market Value of the Stock shall mean the average of the closing prices per share of the Stock prevailing on each trading day during the applicable fiscal year.

Y.     For each year, the Prior Amount is the sum of the amounts that have vested pursuant to this Exhibit B in all prior years.

2.     Adjustment of Market Performance Objectives. In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution of Company assets to stockholders, or any other extraordinary or non-recurring change affecting the share price of the Stock, the Administrator shall make such equitable adjustments, if any, as it determines are necessary or appropriate to the Stock price targets set forth in the above table to reflect such change and to prevent dilution or enlargement of Option benefits.

[2]

The numbers in the above table assume a starting price of $38.25, but the actual starting price shall be the average of the closing prices per share of the Stock prevailing on each trading day during the Company’s 2008 fiscal year.

EXHIBIT C

OPERATIONAL PERFORMANCE OPTIONS

Annual Operational Performance per Diluted Share3

	Minimum Vesting (12.5% Growth)		Maximum Vesting (20% Growth)
Fiscal Year	% of Shares Vesting	YE Operating Performance (per Diluted Share)[4]	% of Shares Vesting	YE Operating Performance (per Diluted Share)
(A)	(B)	(C)	(D)	(E)
2009	1%	$40.65	4%	$43.36
2010	1%	$45.73	4%	$52.03
2011	1%	$51.44	4%	$62.43
2012	1%	$57.87	4%	$74.92
2013	1%	$65.11	4%	$89.90

1.     Annual Operational Performance Vesting. No later than 120 days following the last day of each of the Company’s fiscal years 2009-2013 there shall become vested the percentage of shares covered by the Option which is equal to the Annual Amount (as described below) .

X.     For each year (the “performance year”), the Annual Amount is zero if the Annual Operational Performance per Diluted Share (“AOP”) with respect to such year is less than the amount indicated for such year in column (C) and otherwise shall be equal to the amount indicated for such year in column (B) plus the product of (a) the excess of (1) the amount indicated for such year in column (D) over (2) the amount indicated for such year in column (B) and (b) the ratio of (1) the excess of (x) the AOP with respect to the year (but not more than the amount indicated in Column (E) for such year) over (y) the amount indicated for such year in column (C) to (2) the excess of (x) the amount indicated for such year in column (E) over (y) the amount indicated for such year in column (C).

Y.     In calculating the AOP in Section X. above for any performance year there shall also be taken into account any AOP in any of the two prior performance years (starting in fiscal year 2009) which was in excess of the amount indicated in Column (E) for such prior year and has not previously been taken into account hereunder but only if doing so would increase the Annual Amount in such performance year.

Z.     If the Annual Amount in any performance year is less than the amount indicated in column (D) for such year then an amount equal to the excess of (1) the amount indicated in column (D) for such year over (2) the actual Annual Amount for such year may vest in one or more of the next two following years by treating as AOP

[3]

As of a given date, the Company’s “Annual Operational Performance per Diluted Share” shall mean the ratio of (1) the excess of (a) the product of (i) EBITDA and (ii) the Fixed Market Multiple (as defined below) over (b) Net Debt to (2) the Company’s number of Diluted Shares as of such date, where “EBITDA,” “Net Debt” and “Diluted Shares” have the meanings set forth in the Stock Option Agreement set forth on Exhibit A. For purposes of this Exhibit C, the Fixed Market Multiple shall mean the ratio of (1) the sum of (a) the product of (i) the average of the closing prices per share of Stock prevailing on each trading day during the Company’s 2008 fiscal year and (ii) the Company’s number of Diluted Shares as of September 30, 2008 and (b) Net Debt as of such date to (2) the Company’s EBITDA as of such date.

[4]

The numbers in the above table are for illustrative purposes only. The actual numbers will be calculated at the end of the Company’s 2008 fiscal year, based on the Annual Operational Performance per Diluted Share as of September 30, 2008, increased by 12.5% per year for purposes of column (C) and by 20% per year for purposes of column (E).

in the performance year under Section X. above any excess of AOP in one of such following years over the amount indicated in column (E) for the applicable following year. The portion of any excess AOP amount which is so used may not be used more than once.

The Administrator shall make the determination as to whether the respective Operational Performance targets have been met, and shall determine the extent, if any, to which the Option has become vested and exercisable, on any such date as the Administrator in its sole discretion shall determine; provided, however, that with respect to each of the Company’s fiscal years such date shall not be later than the 120th day following the last day of such fiscal year. Notwithstanding any other provision of this Exhibit C, Participant must remain employed through the end of the applicable fiscal year to be eligible for Operational Performance vesting.

2.	Cumulative Operational Performance Vesting.

No later than 120 days following the last day of the Company’s fiscal year 2013, there shall become vested the percentage of shares covered by the Option which is equal to the Cumulative Operational Amount (as defined below).

The Cumulative Operational Amount shall mean the percentage of shares of Stock covered by the Option equal to:

(a)	Zero if the Cumulative Operational Performance per Diluted Share is less than $260.80.[5]

(b)	Five percent (5%) if the Cumulative Operational Performance per Diluted Share is $260.80.

(c)	Twenty percent (20%) if the Cumulative Operational Performance per Diluted Share is at least $322.64.

If the Cumulative Operational Performance per Diluted Share is between $260.80 and $322.64, the Cumulative Operational Amount shall be determined by means of linear interpolation.

The Administrator shall make the determination as to whether the Cumulative Operational Performance targets have been met with respect to the given period, and shall determine the extent, if any, to which the Option has become vested and exercisable, on any such date as the Administrator in its sole discretion shall determine; provided, however, that such date shall not be later than the 120th day following the last day of the fiscal year 2013.

3.     Adjustments of Operational Performance Objectives. The Operational Performance targets specified in this Exhibit C are based upon certain revenue and expense assumptions about the future business of the Company as of the date the Option is granted. Accordingly, in the event that, after such date, the Administrator determines, in its sole discretion, that any acquisition or disposition of any business by the Company or any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option, then the Administrator may, in good faith and in such manner as it may deem equitable, adjust the amounts set forth on this Exhibit C (and/or adjust the definitions of EBITDA and Net Debt) to reflect the projected effect of such transaction(s) or event(s) on Operational Performance.

[5]

The dollar amounts in Sections 2(a), (b) and (c) are for illustrative purposes only, and will be adjusted at the end of the Company’s 2008 fiscal year to reflect the sum of the amounts in column (C) for Sections 2(a) and 2(b) and the sum of the amounts in column (E) for Section 2(c).

EXHIBIT D

STOCK RETENTION GUIDELINES

As a condition to receiving the Option grant, Participant acknowledges and agrees to hold a number of shares and/or options with such value and for such period of time as set forth below:

(a) At all times during Participant’s continued employment by the Company, Participant shall hold an aggregate amount of Company Equity (as defined below) with a value equal to or greater than $             (the “Retention Limit”).

For purposes of this Exhibit D, the value of “Company Equity” at any given time shall mean the sum of (i) the value of the option spread (assuming, for such purpose, that the value of the Stock upon exercise is equal to the Deemed Value6) for all vested options then held by Participant that were originally granted to Participant and his Permitted Transferees pursuant to the Company’s 2003 Stock Option Plan (the “2003 Options”) and (ii) the “tax-effected” Deemed Value of all shares of Stock then owned by Participant and his Permitted Transferees (other than shares described in (b) below), based on a Deemed Value of $             per share and “tax-effecting” such amount, to the extent described above, by dividing it by             % ; and

(b) At all times during Participant’s continued employment by the Company, Participant and his Permitted Transferees shall hold that number of shares of Stock acquired upon exercise of New Options and vested New Options (treating each share of Stock covered by a New Option as an individual New Option) equal to 30% of the total of the New Options that have vested since the date of grant. For this purpose, “New Options” are options granted to Participant pursuant to the Company’s 2006 Stock Incentive Plan.

(c) Participant’s failure to hold that number of shares and/or vested options set forth in Sections (a) and (b) of this Exhibit D shall result in Participant’s forfeiture of all unvested New Options unless otherwise determined by the Administrator, in its sole discretion.

In order to effectuate the foregoing, Participant agrees to comply with the Company’s Stock Retention Guidelines, if any, as in effect from time to time (which Stock Retention Guidelines shall not be materially inconsistent with this Exhibit D).

[6]	Deemed Value shall be the 20 trading day average of the closing price per share of the Stock for the last 20 days of the Company’s 2008 fiscal year.

TRANSDIGM GROUP INCORPORATED

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints W. Nicholas Howley and Gregory Rufus, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all the shares of common stock of TransDigm Group Incorporated held of record by the undersigned on June 3, 2008, at the Special Meeting of Stockholders to be held on July 29, 2008, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present. Receipt of Notice of Special Meeting of Stockholders and the related Proxy Statement dated June 6, 2008 is hereby acknowledged.

VOTE ON PROPOSAL.

1. To approve an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock available for delivery thereunder to 4,119,668.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

Dated , 2008

Signature(s) of Stockholder(s)